_________________________________________________________________

THE STANDARD REGISTER COMPANY
(and subsidiaries parties hereto),
as Borrowers

_________________________________________________________________
_________________________________________________________________

LOAN AND SECURITY AGREEMENT

Dated: May 9, 2005

$100,000,000.00

_________________________________________________________________
_________________________________________________________________

THE FINANCIAL INSTITUTIONS
PARTY HERETO FROM TIME TO TIME, as Lenders

and

BANK OF AMERICA, N.A., as Administrative Agent

_________________________________________________________________

BANC OF AMERICA SECURITIES LLC
and
KEYBANK NATIONAL ASSOCIATION,
as Co-Lead Arrangers and Co-Bookrunners

KEYBANK NATIONAL ASSOCIATION, as Syndication Agent

JPMORGAN CHASE BANK, N.A., as Documentation Agent

_________________________________________________________________

SECTION 1.

CREDIT FACILITIES

1

1.1.

Commitment

2

1.2.

[Intentionally left blank.]

3

1.3.

Letters of Credit

3

SECTION 2.

INTEREST, FEES AND CHARGES

8

2.1.

Interest

8

2.2.

Fees

11

2.3.

Computation of Interest and Fees

12

2.4.

Reimbursement of Obligations

12

2.5.

Bank Charges

13

2.6.

Illegality

14

2.7.

Increased Costs

14

2.8.

Capital Adequacy

15

2.9.

Funding Losses

16

2.10.

Maximum Interest

17

SECTION 3.

LOAN ADMINISTRATION

18

3.1.

Manner of Borrowing and Funding Revolver Loans

18

3.2.

Defaulting Lender

22

3.3.

Special Provisions Governing LIBOR Loans

22

3.4.

Borrowers’ Representative

23

3.5.

All Loans to Constitute One Obligation

23

SECTION 4.

PAYMENTS

23

4.1.

General Repayment Provisions

23

4.2.

Repayment of Revolver Loans

24

4.3.

[Intentionally left blank.]

25

4.4.

Payment of Other Obligations

25

4.5.

Marshaling; Payments Set Aside

25

4.6.

Agent’s Allocation of Payments and Collections

25

4.7.

Application of Payments and Collections

26

4.8.

Loan Accounts; the Register; Account Stated

27

4.9.

Gross Up for Taxes

28

4.10.

Withholding Tax Exemption

28

4.11.

Nature and Extent of Each Borrower’s Liability

28

SECTION 5.

ORIGINAL TERM AND TERMINATION OF COMMITMENTS

30

5.1.

Original Term of Commitments

30

5.2.

Termination

30

SECTION 6.

COLLATERAL SECURITY

31

6.1.

Grant of Security Interest

31

6.2.

Lien on Deposit Accounts

32

6.3.

[Intentionally left blank.]

32

i

(continued)

Page

6.4.

Other Collateral

33

6.5.

Lien Perfection; Further Assurances

33

SECTION 7.

COLLATERAL ADMINISTRATION

33

7.1.

General Provisions

33

7.2.

Administration of Accounts

34

7.3.

Administration of Inventory

36

7.4.

Borrowing Base Certificates

36

SECTION 8.

REPRESENTATIONS AND WARRANTIES

36

8.1.

General Representations and Warranties

36

8.2.

Reaffirmation of Representations and Warranties

43

8.3.

Survival of Representations and Warranties

43

SECTION 9.

COVENANTS AND CONTINUING AGREEMENTS

43

9.1.

Affirmative Covenants

43

9.2.

Negative Covenants

47

9.3.

Financial Covenants

48

SECTION 10.

CONDITIONS PRECEDENT

48

10.1.

Conditions Precedent to Initial Credit Extensions

48

10.2.

Conditions Precedent to All Credit Extensions

50

10.3.

Inapplicability of Conditions

50

10.4.

Limited Waiver of Conditions Precedent

51

SECTION 11.

EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

51

11.1.

Events of Default

51

11.2.

Acceleration of the Obligations; Termination of Commitments

54

11.3.

Other Remedies

54

11.4.

Setoff

55

11.5.

Remedies Cumulative; No Waiver

56

SECTION 12.

AGENT

57

12.1.

Appointment, Authority and Duties of Agent

57

12.2.

Agreements Regarding Collateral

59

12.3.

Reliance By Agent

59

12.4.

Action Upon Default

59

12.5.

Ratable Sharing

60

12.6.

Indemnification of Agent

61

12.7.

Limitation on Responsibilities of Agent

62

12.8.

Successor Agent and Co-Agents

62

12.9.

Consents, Amendments and Waivers ; Out-of-Formula Loans

63

12.10.

Due Diligence and Non-Reliance

65

12.11.

Representations and Warranties of Lenders

66

12.12.

The Required Lenders

66

ii

(continued)

Page

12.13.

Several Obligations

66

12.14.

Agent in its Individual Capacity

66

12.15.

Third Party Beneficiaries

66

12.16.

Notice of Transfer

67

12.17.

Replacement of Certain Lenders

67

12.18.

Remittance of Payments and Collections

67

SECTION 13.

BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

68

13.1.

Successors and Assigns

68

13.2.

Participations

68

13.3.

Assignments

69

13.4.

Tax Treatment

71

SECTION 14.

MISCELLANEOUS

71

14.1.

Power of Attorney

71

14.2.

General Indemnity

71

14.3.

Survival of All Indemnities

72

14.4.

Modification of Agreement

72

14.5.

Severability

72

14.6.

Cumulative Effect; Conflict of Terms

73

14.7.

Execution in Counterparts

73

14.8.

Consent

73

14.9.

Notices

73

14.10.

Performance of Borrowers’ Obligations

73

14.11.

Credit Inquiries

74

14.12.

Time of Essence

74

14.13.

Indulgences Not Waivers

74

14.14.

Entire Agreement; Appendix A, Exhibits and Schedules

74

14.15.

Interpretation

74

14.16.

Obligations of Lenders Several

74

14.17.

Confidentiality

75

14.18.

Governing Law; Consent to Forum

75

14.19.

Waivers by Borrowers

76

iii

(continued)

Page

LIST OF EXHIBITS AND SCHEDULES

Exhibit A

Form of Revolver Note

[Exhibit B

Intentionally Left Blank]

Exhibit C

Form of Notice of Conversion/Continuation

Exhibit D

Form of Notice of Borrowing

Exhibit E

Form of Compliance Certificate

Exhibit F

Form of Opinion Contents

Exhibit G

Form of Assignment and Acceptance

Exhibit H

Form of Notice

Exhibit I

Letter of Credit Application Form

Exhibit J

Permitted Liens

Exhibit K

Liquidity Certificate

Exhibit L

Fiscal Calendar

Exhibit M

Loss Payee Endorsement

Exhibit N

Sales and Collection Report

Exhibit O

Borrowing Base Certificate

Schedule 7.1.1

Borrowers' Inventory Locations

Schedule 7.1.2

Borrowers' Insurance

Schedule 8.1.1

Jurisdictions in which Borrowers and each Subsidiary is Authorized to do Business

Schedule 8.1.4

Capital Structure of Borrowers

Schedule 8.1.5

Corporate Names

Schedule 8.1.6

Chief Executive Office/Service of Process Agents

Schedule 8.1.12

Surety Obligations

Schedule 8.1.13

Tax Identification Numbers of Borrowers and Subsidiaries

Schedule 8.1.18

Contracts Restricting Borrowers' Right to Incur Debts; Surety Obligations

Schedule 8.1.19

Litigation

Schedule 8.1.21

Capitalized and Operating Leases

Schedule 8.1.22

Pension Plans

Schedule 8.1.23

Trade Relations

Schedule 8.1.24

Labor Contracts

i

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made on May 9, 2005, by and among THE STANDARD REGISTER COMPANY (individually and, in its capacity as the representative of the other Borrowers pursuant to Section 3.4 hereof, “SRC”), an Ohio corporation with its chief executive office and principal place of business at 600 Albany Street, Dayton, Ohio 45408; and subsidiaries of SRC hereafter becoming a party to this Agreement pursuant to Section 9.1.10 hereof (the “Subsidiary Borrowers”) SRC and the Subsidiary Borrowers being referred to collectively as “Borrowers,” and individually as a “Borrower”); the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become “Lenders” as provided herein; and BANK OF AMERICA, N.A., a national banking association with an office at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, in its capacity as collateral and administrative agent for the Lenders pursuant to Section 12 hereof (together with its successors in such capacity, “Agent”).  Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

R e c i t a l s:

Each Borrower has requested that Lenders make available a revolving credit facility to Borrowers, which shall be used by Borrowers to finance the business operations of Borrowers and their subsidiaries.  In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower’s needs, Lenders will, at the request of any Borrower, make loans to all Borrowers under the revolving credit facility on a combined basis and in accordance with the provisions hereinafter set forth.  Borrowers’ business is a mutual and collective enterprise and Borrowers believe that the consolidation of all revolving credit loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their revolving credit loan relationship with Lenders, all to the mutual advantage of Borrowers.  Lenders’ willingness to extend credit to Borrowers and to administer each Borrower’s collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers’ request in furtherance of Borrowers’ mutual and collective enterprise.

Each Borrower has agreed to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Loan Documents.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1.  CREDIT FACILITIES

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective Pro Rata shares of the Commitments available to Borrowers, in an aggregate amount of $100,000,000 (subject to the limitations set forth herein), as follows:

1.1.

Commitment.

1.1.1.

Revolver Loans.  Each Lender agrees, severally to the extent of its Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the date hereof through the Business Day before the last day of the Original Term, not to exceed in aggregate principal amount outstanding at any time such Lender’s Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrowers whatsoever to make any Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Pending Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base.  Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Commitments (except for Bank with respect to Settlement Loans).  The Revolver Loans shall bear interest as set forth in Section 2.1 hereof.  Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

1.1.2.

Out-of-Formula Loans.  If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an “Out-of-Formula Condition”), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents.  In the event that Lenders are willing to, in their sole and absolute discretion, make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest as provided in Section 2.1.5.

1.1.3.

Use of Proceeds.  The proceeds of the Revolver Loans shall be used by Borrowers solely for one or more of the following purposes:  (i) to satisfy any Debt owing on the Closing Date to KeyBank, as agent under the existing Credit Agreement with SRC, dated as of May 11, 2001, as amended; (ii) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (iii) to pay any of the Obligations; and (iv) to make expenditures for any other lawful corporate purposes of Borrowers to the extent such expenditures are not prohibited by this Agreement or Applicable Law.  In no event may any Revolver Loan proceeds be used by any Borrower to make a contribution to the equity of any Subsidiary, to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

1.1.4.

Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender and by the Revolver Note payable to such Lender (or the assignee of such Lender), which shall be executed by Borrowers, completed in conformity with this Agreement and delivered to such Lender.  All outstanding principal amounts and accrued interest under the Revolver Notes shall be due and payable as set forth in Section 4.2 hereof.

1.1.5.

Voluntary Reductions of Commitments.  Borrowers shall have the right to permanently reduce the amount of the Commitments, on a Pro Rata basis for each Lender, at any time and from time to time upon written notice to Agent of such reduction, which notice shall specify the amount of such reduction, shall be irrevocable once given, shall be given at least 5 Business Days prior to the end of the month and shall be effective only upon Agent’s receipt thereof.  Agent shall promptly transmit such notice to each Lender.  The effective date of any voluntary reduction of the Commitments shall be the first day of a month following the month in which such notice is timely received by Agent.  If, on the effective date of any such reduction in the Commitments and after giving effect thereto, an Out-of-Formula Condition exists, then the provisions of Section 4.2.1(iii) hereof shall apply, except that such repayment shall be due immediately upon such effective date without further notice to or demand upon Borrowers.  If the Commitments are reduced to zero, then such reduction shall be deemed a termination of the Commitments by Borrowers pursuant to Section 5.2.2 hereof. The Commitments once reduced may not be reinstated without the written consent of all Lenders.

1.2.

[Intentionally left blank.]

1.3.

Letters of Credit.

1.3.1.

Agreement to Issue.  Subject to the terms and conditions of this Agreement, the Letter of Credit Issuer shall issue for the account of the Borrowers one or more commercial/documentary and standby letters of credit (“Letter of Credit”) from time to time during the term of this Agreement, at the request of Borrowers.

1.3.2.

Amounts; Outside Expiration Date.  The Letter of Credit Issuer shall not have any obligation to issue any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the last day of the Original Term or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit.  With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit.  If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

1.3.3.

Other Conditions.  In addition to conditions precedent contained in Section 10, the obligation of the Letter of Credit Issuer to issue any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

(i)

The Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application containing the information described on Exhibit I (which shall be delivered in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit) and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer and the Letter of Credit shall be issued for purposes authorized in Section 1.1.3; and

(ii)

As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

1.3.4.

Issuance of Letters of Credit.

(i)

Request for Issuance.  A Borrower requesting a letter of credit must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date.  Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit.  The Borrowers shall attach to such notice the proposed form of the Letter of Credit.

(ii)

Responsibilities of the Agent; Issuance.  As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability.  If (x) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (y) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(iii)

No Extensions or Amendment.  The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

1.3.5.

Payments Pursuant to Letters of Credit.  Each Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person.  Each drawing under any Letter of Credit shall constitute a request by a Borrower to the Agent for a Borrowing of a Base Rate Loan in the amount of such drawing.  The funding date with respect to such Borrowing shall be the date of such drawing.

1.3.6.

Indemnification; Exoneration; Power of Attorney.

(i)

Indemnification.  In addition to amounts payable as elsewhere provided in this Section 1.3, the Borrowers agree to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable outside attorneys’ fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or enhancement in connection therewith.  The Borrowers’ obligations under this Section shall survive payment of all other Obligations.

(ii)

Assumption of Risk by the Borrowers.  As among the Borrowers, the Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for:  (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit.  None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.3.6(ii).

(iii)

Exoneration.  Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or any Lender to the Borrowers, or relieve the Borrowers of any of their obligations hereunder to any such Person.

(iv)

Rights Against Letter of Credit Issuer.  Nothing contained in this Agreement is intended to limit the Borrowers’ rights, if any, with respect to the Letter of Credit Issuer which arise as a result of any Letter of Credit Documents.

(v)

Account Party.  The Borrowers hereby authorize and direct any Letter of Credit Issuer to name any requesting Borrower as the “Account Party” therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

1.3.7.

Participations.

(i)

Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a “Participating Lender”) in all Letter of Credit Outstandings arising in connection with such Letter of Credit and any security therefor or guaranty pertaining thereto, but in no event greater than an amount which, when added to such Lender’s Pro Rata share of all Revolver Loans and Letter of Credit Outstandings then outstanding, exceeds such Lender’s Commitment.

(ii)

If the Letter of Credit Issuer makes any payment under a Letter of Credit and Borrowers do not repay or cause to be repaid the amount of such payment on the applicable reimbursement date, the Letter of Credit Issuer shall promptly notify Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly (and in any event within 1 Business Day after its receipt of notice from Agent) and unconditionally pay to Agent, for the account of the Letter of Credit Issuer, in immediately available funds, the amount of such Participating Lender’s Pro Rata share of such payment, and Agent shall promptly pay such amounts to the Letter of Credit Issuer.  If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Agent, on a timely basis as herein provided, such Participating Lender agrees to pay to Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount together with interest thereon at the Federal Funds Rate until paid.  The failure of any Participating Lender to make available to Agent for the account of the Letter of Credit Issuer such Participating Lender’s Pro Rata share of the Letter of Credit Outstandings shall not relieve any other Participating Lender of its obligation hereunder to make available to Agent its Pro Rata share of the Letter of Credit

Outstandings, but no Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Agent its Pro Rata share of the Letter of Credit Outstandings on the date such payment is to be made.

(iii)

Whenever the Letter of Credit Issuer receives a payment on account of the Letter of Credit Outstandings, including any interest thereon, as to which Agent has previously received payments from any Lender for the account of the Letter of Credit Issuer, the Letter of Credit Issuer shall promptly pay to each Participating Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Participating Lender’s Pro Rata share thereof.

(iv)

The obligation of each Participating Lender to make payments to Agent for the account of the Letter of Credit Issuer in connection with the Letter of Credit Issuer’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever (other than for the Letter of Credit Issuer’s gross negligence or willful misconduct), and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not any or all Borrowers may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Loan Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; the existence of any setoff or defense any Obligor may have with respect to any of the Obligations; or the termination of the Commitments.

(v)

Neither the Letter of Credit Issuer nor any of its officers, directors, employees or agents shall be liable to any Participating Lender for any action taken or omitted to be taken under or in connection with any of the Letter of Credit Documents except as a result of actual gross negligence or willful misconduct on the part of the Letter of Credit Issuer.  The Letter of Credit Issuer does not assume any responsibility for any failure or delay in performance or breach by any or all Borrowers or any other Person of any of its obligations under any of the Letter of Credit Documents.  The Letter of Credit Issuer does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the Letter of Credit Documents, or any Obligor.  The Letter of Credit Issuer shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of or any of the Letter of Credit Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Borrower or any other Obligor or any Account Debtor.  In connection with its administration of and enforcement of rights or remedies under any of the Letter of Credit Documents, the Letter of Credit Issuer shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by the Letter of Credit Issuer, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  The Letter of Credit Issuer may consult with and employ legal counsel, accountants and other experts and to advise it concerning its rights, powers and privileges under the Letter of Credit Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  The Letter of Credit Issuer may employ agents and attorneys-in-fact in connection with any matter relating to the Letter of Credit Documents and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by the Letter of Credit Issuer with reasonable care.  The Letter of Credit Issuer shall not have any liability to any Participating Lender by reason of the Letter of Credit Issuer’s refraining to take any action under any of the Letter of Credit Documents without having first received written instructions from the Required Lenders to take such action.

(vi)

Upon the request of any Participating Lender, the Letter of Credit Issuer shall furnish to such Participating Lender copies (to the extent then available to the Letter of Credit Issuer) of each outstanding Letter of Credit and related Letter of Credit Documents and all other documentation pertaining to such Letter of Credit as may be in the possession of the Letter of Credit Issuer and reasonably requested from time to time by such Participating Lender.

1.3.8.

Supporting Letter of Credit; Cash Collateral.  If, notwithstanding the provisions of Section 1.3.2, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, either (i) cash in a cash collateral account in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which collateral account the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (ii) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit.  Such cash collateral account or Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

SECTION 2.  INTEREST, FEES AND CHARGES

2.1.

Interest.

2.1.1.

Rates of Interest.  Borrowers jointly and severally agree to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

(i)

for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin plus the Base Rate in effect from time to time; or

(ii)

for Revolver Loans made or outstanding as LIBOR Loans, the Applicable Margin plus the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by a Borrower in conformity with this Agreement.

Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone and promptly confirm the same in writing.  Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes.  The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective.  Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day’s interest shall be paid on such Loan.  The Base Rate on the date hereof is 6.00% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 6.00% per annum with respect to any portion of the Revolver Loans bearing interest as a Base Rate Loan.

2.1.2.

Conversions and Continuations.

(i)

Borrowers may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Loans when any Default or Event of Default exists.  Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan.  Any conversion or continuation made with respect to less than the entire outstanding balance of the Revolver Loans must be allocated among Lenders on a Pro Rata basis, and the Interest Period for Loans converted into or continued as LIBOR Loans shall be coterminous for each Lender.

(ii)

Whenever Borrowers desire to convert or continue Loans under Section 2.1.2(i), SRC shall give Agent written notice (which may be by internet) (or telephonic notice promptly confirmed in writing) substantially in the form of Exhibit C, signed by an authorized officer of such Borrower, at least 1 Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least 3 Business Days before the requested conversion or continuation date,  in the case of a conversion into or continuation of LIBOR Loans.  Promptly after receipt of a Notice of

Conversion/Continuation, Agent shall notify each Lender in writing of the proposed conversion or continuation.  Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Base Rate Loans.  If, upon the expiration of any Interest Period in respect of any LIBOR Loans Borrowers shall have failed to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

2.1.3.

Interest Periods.  In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrowers shall select an interest period (each an “Interest Period”) to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, third or sixth month thereafter; provided, however, that:

(i)

the initial Interest Period for a LIBOR Loan shall commence on the date of such Borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolver Loan shall commence on the date on which the next preceding Interest Period expires;

(ii)

if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that, if any Interest Period in respect of LIBOR Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iii)

any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month; and

(iv)

no Interest Period shall extend beyond the last day of the Original Term.

2.1.4.

Interest Rate Not Ascertainable.  If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender’s position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Agent shall forthwith give notice (by telephone and promptly confirmed in writing which may be by electronic means) to a Borrower of such determination.  Until Agent notifies a Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

2.1.5.

Default Rate of Interest.  Borrowers shall pay interest (before as well as after entry of judgment thereon, to the extent permitted by Applicable Law) at a rate per annum equal to the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) a Borrower’s receipt of notice from Agent of the Required Lenders’ election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Required Lenders), whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against any Borrower of an Insolvency Proceeding whether or not under the circumstances described in clauses (i) or (ii) hereof Agent elects to accelerate the maturity or demand payment of any of the Obligations; and (iii) with respect to the principal amount of any Out-of-Formula Loans, whether or not demand for payment thereof has been made by Agent.  To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of a Borrower.  Each Borrower acknowledges that the cost and expense to Agent and each Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lender for such added cost and expense.

2.2.

Fees.  In consideration of Lender’s establishment of the Commitments in favor of Borrowers, and Agent’s agreement to serve as collateral and administrative agent hereunder, Borrowers jointly and severally agree to pay the following fees:

2.2.1.

Unused Line Fee.  Borrowers shall be jointly and severally obligated to pay to Agent for the Pro Rata benefit of Lenders a fee equal to Unused Line Fee Percentage per annum of the amount by which the Average Revolver Loan Balance for any month (or portion thereof that the Commitments are in effect) is less than the aggregate amount of the Commitments, such fee to be paid on the first day of the following month; but if the Commitments are terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

2.2.2.

Letter of Credit Fee.  The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to the Letter of Credit Fee Percentage per annum in effect from time to time and to Agent for the benefit of the Letter of Credit Issuer a fronting fee of fifteen basis points per annum of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall not include any additional “fronting fee” to the Letter of Credit Issuer.  The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Commitment Termination Date.  The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

2.2.3.

Audit and Appraisal Fees.  Borrowers shall be jointly and severally obligated to reimburse Agent and Lenders for all reasonable costs and expenses incurred by Agent and Lenders in connection with all audits and upon and during the continuance of an Event of Default, all appraisals of any Obligor’s books and records and such other matters pertaining to any Obligor or any Collateral as Agent shall deem appropriate.  Upon and during the continuance of an Event of Default, Borrowers shall reimburse Agent and Lenders for all reasonable costs and expenses incurred by Agent or Lenders in connection with appraisals of any Collateral as Agent shall deem appropriate.  Borrowers shall also reimburse Agent its customary charges with respect to a field examination or review of any Borrower’s books and records (such customary charges are currently $850 per day for each day that an employee or agent of Agent shall be engaged in any such examination or review plus all reasonable out-of-pocket expenses incurred in connection therewith); provided, however, except upon and during the continuance of an Event of Default, Borrowers shall only be obligated to reimburse Agent for three (3) field examinations per Fiscal Year.  The foregoing fees shall be due and payable ten (10) days after Borrowers receive invoices therefor from Agent; provided, however, upon and during the continuance of an Event of Default, such fees shall be due and payable on demand.  On the Closing Date, Borrowers shall be jointly and severally obligated to pay to Agent all appraisal and audit fees incurred by Agent prior to the Closing Date in connection with the consummation of the transactions evidenced hereby together with all out-of-pocket expenses incurred by Agent in connection therewith.

2.2.4.

Agent’s Fees.  Borrowers shall jointly and severally pay the Agent the fees set forth in the Fee Letter at the times set forth therein.

2.2.5.

General Provisions.  All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement and the Fee Letter on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration.  All fees provided for in Section 2.2 are and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

2.3.

Computation of Interest and Fees.  All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.  For purposes of computing interest and other charges hereunder, all Payment Items and other forms of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the Business Day that Agent receives such items in immediately available funds in the Payment Account, and Agent shall be deemed to have received such Payment Item on the date specified in Section 4.7 hereof.

2.4.

Reimbursement of Obligations.

2.4.1.

Borrowers shall reimburse Agent and, during any period that an Event of Default then exists, each Lender, for all accounting, appraisal and other fees and expenses (including reasonable attorneys’ fees) incurred by Agent or any Lender in connection with (i) the negotiation and preparation of any of the Loan Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the Loan Documents and the transactions contemplated thereby, to the extent that such fees and expenses are expressly provided for in this Agreement or any of the other Loan Documents; (iii) action taken to perfect or maintain the perfection or priority of any of Agent’s Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted with respect to any Borrower’s books and records or any of the Collateral; (v) any effort to verify, protect, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against Agent, any Lender, any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Agent’s Liens thereon), any of the Loan Documents or the validity, allowance or amount of any of the Obligations; (vii) the protection or enforcement or any rights or remedies of Agent or any Lender in any Insolvency Proceeding; and (viii) any other action taken by Agent or any Lender to enforce any of the rights or remedies of Agent or such Lender against any Obligor or any Account Debtors to enforce collection of any of the Obligations or payments with respect to any of the Collateral.  All amounts chargeable to Borrowers under this Section 2.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable ten (10) days after Borrowers receive therefor from Agent or applicable Lender; provided, however, upon and during the continuance of an Event of Default, such fees and expenses shall be due and payable on demand.  Borrowers shall also reimburse Agent for expenses incurred by Agent in its administration of any of the Collateral to the extent and in the manner provided in Section 7 hereof or in any of the other Loan Documents.  The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Loan Documents regarding the reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Agent or any Lender.

2.4.2.

If at any time Agent or (with the consent of Agent) any Lender shall agree to indemnify any Person against losses or damages that such Person may suffer or incur in its dealings or transactions with any or all of Borrowers, or shall guarantee any liability or obligation of any or all of Borrowers to such Person, or otherwise shall provide assurances of any Borrower’s payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Agent or any Lender with respect to Bank Products or Letters of Credit, then the Contingent Obligation of Agent or any Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by Agent or any Lender in connection therewith, shall constitute Obligations that are secured by the Collateral  and Borrowers shall repay, on demand, any amount so paid or any liability incurred by Agent or any Lender in connection with any such indemnity, guaranty or assurance.  Nothing herein shall be construed to impose upon Agent or any Lender any obligation to provide any such indemnity, guaranty or assurance except to the extent provided in Section 1.3 hereof.  The foregoing agreement of Borrowers shall apply whether or not such indemnity, guaranty or assurance is in writing or oral and regardless of any Borrower’s knowledge of the existence thereof, and shall be in addition to any of the provision of the Loan Documents regarding reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Agent or any Lender.

2.5.

Bank Charges.  Borrowers shall pay to Agent, within ten (10) days after invoice prior to the occurrence of an Event of Default or on demand upon and during the continuance of an Event of Default, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution (including any fees paid by Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of Borrower by Agent or any Lender of proceeds of Loans made by Lenders to a Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent or any Lender of any Payment Item received or delivered to Agent or any Lender on account of the Obligations.  Each Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrowers based upon Agent’s good faith estimate of such costs, fees and expenses as they are incurred by Agent or any Lender.

2.6.

Illegality.  Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time such Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give after such determination Agent and any Borrower notice thereof and may thereafter (1) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon any request by a Borrower for a LIBOR Loan shall be deemed a request for a Base Rate Loan unless such Lender’s declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section 2.6 insofar as such Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans shall be converted automatically to Base Rate Loans as of the date of any Borrower’s receipt of the aforesaid notice from such Lender.

2.7.

Increased Costs.  If, by reason of (a) the introduction after the date hereof of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation by any Governmental Authority charged with the administration thereof, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

(i)

any Lender shall be subject after the date hereof, to any Tax, duty or other charge with respect to any LIBOR Loan or its obligation to make LIBOR Loans, or a change shall result in the basis of taxation of payment to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of Tax on the overall net income or gross receipts of such Lender imposed by the jurisdiction in which such Lender’s principal executive office is located); or

(ii)

any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on such Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then such Lender shall, promptly after determining the existence or amount of any such increased costs for which such Lender seeks payment hereunder, give any Borrower a certificate as to amount of such increased cost thereof (with a copy to Agent) and Borrowers shall pay to Agent for the account of such Lender, an additional amount sufficient to indemnify such Lender against such increased costs within ten (10) days after the receipt of such certificate; provided, however, Borrowers shall pay such amount on the date of the receipt of such certificate upon and during the continuance of an Event of Default hereunder.

If any Lender shall advise Agent at any time that, because of the circumstances described hereinabove in this Section 2.7 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender’s position in such market, the Adjusted LIBOR Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans, then, and in any such event:

(iii)

Agent shall forthwith give notice (by telephone confirmed in writing) to Borrowers and Lenders of such event;

(iv)

Borrowers’ right to request and such Lender’s obligation to make LIBOR Loans shall be immediately suspended and Borrowers’ right to continue a LIBOR Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

(v)

such Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

For purposes of this Section 2.7, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

2.8.

Capital Adequacy.  If any Lender determines that after the date hereof (a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by such Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on any Lender’s capital to a level below that which such

Lender could have achieved (taking into consideration such Lender’s and its holding company’s policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender’s capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of such Lender’s commitment to make the Loans pursuant hereto by any amount deemed by such Lender to be material:

(i)

Agent shall promptly, after its receipt of a certificate from such Lender setting forth such Lender’s determination of such occurrence, give notice thereof to any Borrower and Lenders; and

(ii)

Borrowers shall pay to Agent, for the account of such Lender, as an additional fee from time to time, within ten (10) days of such notice prior to the occurrence of an Event of Default or on demand upon and during the continuance of an Event of Default, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender for such reduction.

Such certificate will set forth, in reasonable detail, the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender’s determination of such amount), and the method by which such amounts were determined.  In determining such amount, such Lender may use any reasonable averaging and attribution method.  For purposes of this Section 2.8 all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.  Notwithstanding the foregoing, Borrowers shall not be liable to Agent or any Lender for any amounts claimed under this Section 2.8 in connection with events that occurred more than 180 days before Borrowers’ receipt of a Lender’s certificate claiming entitlement to such compensation.

2.9.

Funding Losses.  If for any reason (other than due to a default by a Lender or as a result of a Lender’s refusal to honor a LIBOR Loan request due to circumstances described in Section 2.6 or 2.7 hereof) a Borrowing of, or conversion to or continuation of, LIBOR Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/ Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to Section 2.1.2 hereof) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrowers default in their obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrowers shall jointly and severally pay to Agent, for the ratable benefit of the affected Lenders, within 10 days after Agent’s or an affected Lender’s demand therefor, an amount (if a positive number) computed pursuant to the following formula:

L = (R - T) x P x D

360

where

L =

amount payable

R =

interest rate applicable to the LIBOR Loan unborrowed or prepaid

T =

effective interest rate per annum at which any readily marketable bond or other obligations of the United States, selected at Agent’s sole discretion, maturing on or nearest the last day of the then applicable or requested Interest Period for such LIBOR Loan and in approximately the same amount as such LIBOR Loan, can be purchased by Agent on the day of such payment of principal or failure to borrow

P =

the amount of principal paid or the amount of the LIBOR Loan requested or to have been continued or converted

D =

the number of days remaining in the Interest Period as of the date of such prepayment or the number of days in the requested Interest Period

Borrowers shall pay such amount upon presentation by Agent of a statement setting forth the amount and Agent’s calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.  For purposes of this Section 2.9, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

2.10.

Maximum Interest.  Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent and Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law.  No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by any or all Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as “Interest”) in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate.  If any Interest is charged or received in excess of the Maximum Rate (“Excess”), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship.  The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned Interest in the event of any such acceleration.  Each Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.1.1 of this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur.  All monies paid to Agent or any Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law.  By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate.  For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from any or all Borrowers in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.  Borrowers, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof.  The provisions of this Section 2.10 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein).  All such Loan Documents and communications relating to any Interest owed by any or all Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.10.

SECTION 3.  LOAN ADMINISTRATION

3.1.

Manner of Borrowing and Funding Revolver Loans.  Borrowings under the Commitments established pursuant to Section 1.1 hereof shall be made and funded as follows:

3.1.1.

Notice of Borrowing.

(i)

Whenever Borrowers desire to make a Borrowing under Section 1.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 2.1.2), Borrowers shall give Agent prior written notice (which may be by internet) (or telephonic notice promptly confirmed in writing) of such Borrowing request (a “Notice of Borrowing”), which shall be in the form of Exhibit D annexed hereto and signed by an authorized officer of SRC.  Such Notice of Borrowing shall be given by such Borrower no later than 12:00 noon at the office of Agent designated by Agent from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 4 Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Loans.  Notices received after 12:00 noon shall be deemed received on the next Business Day.  The Revolver Loans made by each Lender on the Closing Date shall be in excess of $250,000 and shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or LIBOR Loans.  Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such Borrowing are to be disbursed.  Borrowers may not request any LIBOR Loans if an Event of Default exists.

(ii)

Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents with respect to the Obligations (whether as principal, accrued interest, fees or other charges including the repayment of any LC Outstandings) shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans.  Neither Agent nor any Lender shall have any obligation to Borrowers to honor any deemed request for a Revolver Loan after the Commitment Termination Date, when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent set forth in Section 10 hereof is not satisfied, but may do so in their discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

(iii)

As an accommodation to Borrowers, Agent and Lenders may permit telephonic requests for Borrowings and shall permit electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrowers; provided, however, that Borrowers shall confirm each such telephonic request for a Borrowing of LIBOR Loans by delivery of the required Notice of Borrowing to Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day.  Neither Agent nor any Lender shall have any liability to Borrowers for any loss or damage suffered by such Borrowers as a result of Agent’s or any Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Lenders by a Borrower and neither Agent nor any Lender shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

3.1.2.

Fundings by Lenders.  Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in Section 3.1.1(i) (except in the case of a deemed request by a Borrower for a Revolver Loan as provided in Sections 3.1.1(ii) or 3.1.3(ii) hereof, in which event no Notice of Borrowing need be submitted), each Lender shall timely honor its Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested by a Borrower and that such Borrower is entitled to receive under the Loan Agreement.  Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing pursuant to Section 3.1.1(ii) hereof) by 12:00 noon on the proposed funding date (in the case of Base Rate Loans) or by 3:00 p.m at least 2 Business Days before the proposed funding date (in the case of LIBOR Loans).  Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing requested or deemed requested by such Borrower at Agent’s designated bank in immediately available funds not later than 2:00 p.m. on the date of funding of such Borrowing, unless Agent’s notice to Lenders is received after 12:00 noon on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m. of the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolver Loans received by it available to such Borrower by disbursing such proceeds in accordance with such Borrower’s disbursement instructions set forth in the applicable Notice of Borrowing.  Neither Agent nor any Lender shall have any liability on account of any delay by any bank or other depository institution in treating the proceeds of any Revolver Loan as collected funds or any delay in receipt, or any loss, of funds that constitute a Revolver Loan, the wire transfer of which was initiated by Agent in accordance with wiring instructions provided to Agent.  Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender’s Pro Rata share of the requested Borrowing (or deemed request for a Borrowing pursuant to Section 3.1.1(ii) hereof), Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to such Borrower on the applicable funding date.  If a Lender’s Pro Rata share of such Borrowing is not in fact deposited with Agent, then, if Agent has disbursed to such Borrower an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrowers jointly and severally agree to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of such Borrower until the date such amount is paid or repaid to Agent, (a) in the case of Borrowers, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate.  If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolver Loan, and if both such Lender and Borrowers shall have repaid such corresponding amount, Agent shall promptly return to Borrowers such corresponding amount in same day funds.  A notice from Agent submitted to any Lender with respect to amounts owing under this Section 3.1.2 shall be conclusive, absent manifest error.

3.1.3.

Settlement and Settlement Loans.

(i)

In order to facilitate the administration of the Revolver Loans under this Agreement, Lenders agree (which agreement shall be solely between Lenders and Agent and shall not be for the benefit of or enforceable by any Borrower) that settlement among them with respect to the Revolver Loans may take place on a periodic basis on dates determined from time to time by Agent (each a “Settlement Date”), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 10 of this Agreement have been met.  On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transaction to take place on such Settlement Date, each Lender shall hold its Pro Rata share of all Revolver Loans and participations in Letter of Credit Outstandings then outstanding.  Agent shall request settlement with the Lenders on a basis not less frequently than once every 5 Business Days.

(ii)

Between Settlement Dates, Agent may request Bank to advance, and Bank may, but shall in no event be obligated to, advance to Borrowers out of Bank’s own funds the entire principal amount of any Borrowing of Revolver Loans that are Base

Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by Bank being referred to as a “Settlement Loan”).  Each Settlement Loan shall constitute a Revolver Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolver Loans, except that all payments thereon shall be payable to Bank solely for its own account.  The obligation of Borrowers to repay such Settlement Loans to Bank shall be evidenced by the records of Bank and need not be evidenced by any promissory note.  Agent shall not request Bank to make any Settlement Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section 10 hereof will not be satisfied on the requested funding date for the applicable Borrowing or (B) the requested Borrowing would exceed the amount of Availability on the funding date or would cause the then outstanding principal balance of all Settlement Loans to exceed $20,000,000.  Bank shall not be required to determine whether the applicable conditions precedent set forth in Section 10 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its sole discretion, any Settlement Loan.  On each Settlement Date, or, if earlier, upon demand by Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable.  As provided in Section 3.1.1(ii), Borrowers shall be deemed to have requested (without the necessity of submitting any Notice of Borrowing) Revolver Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and to have Agent cause the proceeds of such Revolver Loans to be applied to the repayment of such Settlement Loans and interest accrued thereon.  Agent shall notify the Lenders of the outstanding balance of Revolver Loans prior to 12:00 noon on each Settlement Date and each Lender (other than Bank) shall deposit with Agent (without setoff, counterclaim or reduction of any kind) an amount equal to its Pro Rata share of the amount of Revolver Loans deemed requested in immediately available funds not later than 2:00 p.m. on such Settlement Date, and without regard to whether any of the conditions precedent set forth in Section 10 hereof are satisfied or the Commitment Termination Date has occurred.  If as the result of the commencement by or against any Borrower of any Insolvency Proceeding or otherwise any Settlement Loan may not be repaid by the funding by Lenders of Revolver Loans, then each Lender (other than Bank) shall be deemed to have purchased as a participating interest in any unpaid Settlement Loan in an amount equal to such Lender’s Pro Rata share of such Settlement Loan and shall transfer to Bank, in immediately available funds, not later than the second Business Day after Bank’s request therefor, the amount of such Lender’s participation.  The proceeds of Settlement Loans may be used solely for purposes for which Revolver Loans generally may be used in accordance with Section 1.1.3 hereof.  If any amounts received by Bank in respect of any Settlement Loans are later required to be returned or repaid by Bank to any or all Borrowers or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by Bank with notice to Agent, pay to Agent for the account of Bank, an amount equal to each other Lender’s Pro Rata share of all such amounts required to be returned by Bank.

3.1.4.

Disbursement Authorization.  Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested by any Borrower, or deemed to be requested pursuant to Section 3.1.1 or Section 3.1.3(ii), as follows:  (i) the proceeds of each Revolver Loan requested under Section 3.1.1(i) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by any Borrower and Agent from time to time or elsewhere if pursuant to a written direction from such Borrower; and (ii) the proceeds of each Revolver Loan requested under Section 3.1.1(ii) or Section 3.1.3(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.  Any Loan proceeds received by any Borrower or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.

3.2.

Defaulting Lender.  If any Lender shall, at any time, fail to make any payment to Agent or Bank that is required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender’s defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion.  With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.  The failure of any Lender to fund its portion of any Revolver Loan shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolver Loan on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Revolver Loan to be made by such Lender on the date of any Borrowing.  Solely as among the Lenders and solely for purposes of voting or consenting to matters with respect to any of the Loan Documents, Collateral or any Obligations and determining a defaulting Lender’s Pro Rata share of payments and proceeds of Collateral pending such defaulting Lender’s cure of its defaults hereunder, a defaulting Lender shall not be deemed to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0). Subject to Section 12.17, the provisions of this Section 3.2 shall be solely for the benefit of Agent and Lenders and may not be enforced by Borrowers.

3.3.

Special Provisions Governing LIBOR Loans.

3.3.1.

Number of LIBOR Loans.  In no event may the number of LIBOR Loans outstanding at any time to any Lender exceed five (5).

3.3.2.

Minimum Amounts.  Each Borrowing of LIBOR Loans pursuant to Section 3.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to Section 2.1.2 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

3.3.3.

LIBOR Lending Office.  Each Lender’s initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof.  Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender’s LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office.  No such designation or transfer shall result in any liability on the part of

Borrowers for increased costs or expenses resulting solely from such designation or transfer (except any such transfer that is made by a Lender pursuant to Section 2.6 or Section 2.7 hereof, or otherwise for the purpose of complying with Applicable Law).  Increased costs or expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.  To the extent commercially feasible, each Lender shall designate an alternate LIBOR Lending Office with respect to LIBOR Loans to reduce the risk of Borrowers’ liability to such Lender under Sections 2.7 and 2.8 and to avoid the type of advance under Section 2.6, so long as such designation is not commercially unreasonable under the circumstances.

3.3.4.

Funding of LIBOR Loans.  Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Loans; provided, however, that such LIBOR Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of Borrowers to repay such LIBOR Loans shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.  The calculation of all amounts payable to Lender under Section 2.7 and 2.9 shall be made as if each Lender had actually funded or committed to fund its LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period  for such LIBOR Loans; provided, however, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing presumption shall be utilized only for the calculation of amounts payable under Section 2.7 and Section 2.9.

3.4.

Borrowers’ Representative.  Each Borrower hereby irrevocably appoints SRC and SRC agrees to act under this Agreement, as the agent and representative of SRC and each other Borrower for all purposes under this Agreement, including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent.  Agent may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by SRC, whether in its own name, on behalf of any Borrower or on behalf of “the Borrowers,” and Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Notice of Borrowing, Notice of Conversion Continuation, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers’ liability for the Obligations be affected, provided that the provisions of this Section 3.3 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by “a Borrower” hereunder.  Agent may maintain a single Loan Account in the name of “SRC” hereunder, and each future Borrower shall be deemed to have agreed to such arrangement and to have confirmed that such arrangement shall have no effect on the joint and several character of such Borrower’s liability for the Obligations.

3.5.

All Loans to Constitute One Obligation.  The Loans shall constitute one general Obligation of Borrowers and (unless otherwise expressly provided in any Security Document) shall be secured by Agent’s Lien upon all of the Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of any Obligations jointly and severally owed by Borrowers to Agent or such Lender.

SECTION 4.  PAYMENTS

4.1.

General Repayment Provisions.  All payments (including all prepayments) of principal of and interest on the Loans, Letter of Credit and other Obligations that are payable to Agent or any Lender shall be made to Agent in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day).  All payments received by Agent shall be distributed by Agent in accordance with Section 4.6 hereof, subject to the rights of offset that Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due Agent from such Lender under any of the Loan Documents.

4.2.

Repayment of Revolver Loans.

4.2.1.

Payment of Principal.  The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:

(i)

Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders (or, in the case of Settlement Loans, for the sole benefit of Bank) unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by Agent, any Lender or Borrower of any proceeds of any of the Accounts or Inventory, to the extent of such proceeds, (b) the Commitment Termination Date, and (c) in the case of Settlement Loans, the earlier of Bank’s demand for payment or on each Settlement Date with respect to all Settlement Loans outstanding on such date.

(ii)

Any portion of the Revolver Loans consisting of the principal amount of LIBOR Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, immediately upon (a) the last day of the Interest Period applicable thereto and (b) the Commitment Termination Date.  In no event shall Borrowers be authorized to make a voluntary prepayment with respect to any Revolver Loan outstanding as a LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agent or Borrowers are otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrowers pay to Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a LIBOR Loan, any amount due Agent and Lenders under Section 2.9 hereof as a consequence of such prepayment.

(iii)

Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall, on the sooner to occur of Agent’s demand or the first Business Day after Borrowers’ Knowledge of such Out-of-Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount sufficient to eliminate the Out-Of-Formula Condition; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall immediately, at Borrowers’ option, either (a) deposit with Agent, for the Pro Rata benefit of Lenders, for application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date) cash in an amount sufficient to eliminate such Out-of-Formula Condition, to be held by Agent pending disbursement of same to Lenders, but subject to Agent’s Lien thereon and rights of offset with respect thereto, or (b) pay the Revolver Loans outstanding as LIBOR Loans to the extent necessary to eliminate such Out-of-Formula Condition and also pay to Agent for the Pro Rata benefit of Lenders any and all amounts required by Section 2.9 hereof to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto.

4.2.2.

Payment of Interest.  Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or LIBOR Loan) and (ii) the last day of the applicable Interest Period in the case of a LIBOR Loan.  Accrued interest shall also be paid by Borrowers on the Commitment Termination Date.  With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

4.3.

[Intentionally left blank.]

4.4.

Payment of Other Obligations.  The balance of the Obligations requiring the payment of money, including the Letter of Credit Outstandings and Extraordinary Expenses incurred by Agent or any Lender shall be repaid by Borrowers to Agent for allocation among Agent and Lenders at the times for payment provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

4.5.

Marshaling; Payments Set Aside.  None of Agent or any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other Obligor or against or in payment of any or all of the Obligations.  To the extent that Borrowers make a payment or payments to Agent or Lenders or any of such Persons receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Agent or Lenders, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred.  The provisions of the immediately preceding sentence of this Section 4.5 shall survive any termination of the Commitments and payment in full of the Obligations.

4.6.

Agent’s Allocation of Payments and Collections.

4.6.1.

Allocation of Payments.  All monies to be applied to the Obligations, whether such monies represent voluntary payments by one or more Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein):  (i) first, to Agent to pay principal and accrued interest on any portion of the Revolver Loans which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrower; (ii) second, to Bank to pay the principal and accrued interest on any portion of the Settlement Loans outstanding, to be shared with Lenders that have acquired a participating interest in such Settlement Loans; (iii) third, to the extent that the Letter of Credit Issuer has not received from any Participating Lender a payment as required by Section 1.3.7 hereof, to the Letter of Credit Issuer to pay all amounts owing to the Letter of Credit Issuer pursuant to Section 1.3.7 hereof; (iv) fourth, to Agent to pay the amount of Extraordinary Expenses and amounts owing to Agent pursuant to Section 14.10 hereof that have not been reimbursed to Agent by Borrower or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (v) fifth, to Agent to pay any Indemnified Amount that has not been paid to Agent by Obligors or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (vi) sixth, to Agent to pay any fees due and payable to Agent; (vii) seventh, to Lenders for any Indemnified Amount that they have paid to Agent and any Extraordinary Expenses that they have reimbursed to Agent or themselves incurred, to the extent that Lenders have not been reimbursed by Obligors therefor; (viii) eighth, to the Letter of Credit Issuer to pay principal and interest with respect to Letter of Credit Outstandings (or to the extent any of the Letter of Credit Outstandings are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the Letter of Credit Outstandings), which payment shall be shared with the Participating Lenders in accordance with Section 1.3.7(iii) hereof; (ix) ninth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Obligations (other than Bank Product Obligations) then outstanding to be shared among Lenders on a Pro Rata basis or on such other basis as may be agreed upon in writing by Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrowers); and (x) tenth, to Lenders in payment of Bank Product Obligations to be shared among Lenders on a pro rata basis based upon each Lender’s outstanding amount of Bank Product Obligations.  The allocations set forth in this Section 4.6 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of Borrower or any other Person.

4.6.2.

Erroneous Allocation.  Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

4.7.

Application of Payments and Collections.  All Payment Items received by Agent by 12:00 noon on any Business Day shall be deemed received on that Business Day.  All Payment Items received by Agent after 12:00 noon on any Business Day shall be deemed received on the following Business Day.  Except to the extent that the manner of application to the Obligations of payments or proceeds of Collateral is expressly governed by other provisions of this Agreement, each Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Agent or any Lender from or on behalf of such Borrower, and each Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records; provided, however, prior to commencement of an Activation Period, unless otherwise instructed by Borrowers, Agent shall not apply proceeds to pay any LIBOR Loan before the last day of the applicable Interest Period.  If as the result of Agent’s collection of proceeds of Accounts and other Collateral as authorized by Section 7.2.6 a credit balance exists, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists.  Upon and during the occurrence of any Event of Default, Lenders may, at their option, offset such credit balance against any of the Obligations.

4.8.

Loan Accounts; the Register; Account Stated.

4.8.1.

Loan Accounts.  Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a “Loan Account”) evidencing the Debt of Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender.  Any failure of a Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing hereunder to such Lender.

4.8.2.

The Register.  Agent shall maintain a register (the “Register”) which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from Borrowers or any other Obligor and each Lender’s share thereof.  The Register shall be available for inspection by Borrowers or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice.  Any failure of Agent to record in the Register, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

4.8.3.

Entries Binding.  The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person (other than Borrowers), or any Person (other than Borrowers) inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within 30 days after such Person’s receipt of such copy or such Person’s inspection of the Register or Loan Account of its intention to dispute the information contained therein.

4.9.

Gross Up for Taxes.  If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents, (a) Borrowers shall make such withholding or deductions, and (b) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law; and (c) the sum payable to Agent or such Lender shall be increased (but only to the extent necessary after the actions taken by Borrowers pursuant to the preceding phrases (a) and (b)), so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made.

4.10.

Withholding Tax Exemption.  At least 5 Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States or any state thereof agrees that it will deliver to Borrowers and Agent 2 duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payment under this Agreement and its Notes without deduction or withholding of any United States federal income taxes.  Each Lender which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to Borrowers and Agent 2 additional copies of such form (or a successor form) on or before the date that such form expires (currently, 3 successive calendar years for Form W-8BEN and one calendar year for Form W-8ECI) or becomes obsolete or after the occurrence of any event requiring a change in the form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrowers and Agent that it is not capable or receiving payments without any deduction or withholding of United States federal income taxes.

4.11.

Nature and Extent of Each Borrower’s Liability.

4.11.1.

Joint and Several Liability.  Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder.  Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

4.11.2.

Unconditional Nature of Liability.  Each Borrower’s joint and several liability hereunder with respect to, and guaranty of,  the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agent’s release of any Collateral or of its Liens upon any Collateral, (v) Agent’s or Lenders’ election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Loan Documents or waiver of any Default or Event of Default thereunder, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Agent’s or any Lender’s claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower; provided, however, nothing contained in the foregoing shall limit Borrowers’ right to institute an action for any alleged breach by Agent or any Lender of any of its obligations hereunder.  Under no circumstances shall Borrower be construed to have waived defenses based upon payment, willful misconduct, gross negligence or general principles of equity and fairness. After the occurrence and during the continuance of any Event of Default, Agent may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Agent under Applicable Law to pursue or exhaust its remedies against any Collateral or Obligor before pursuing another Obligor.  Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

4.11.3.

Partial Release of Liability for Obligations.  No payment or payments made by an Obligor or received or collected by Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower for the balance of Obligations remaining due under this Agreement, and each Borrower shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and this Agreement is terminated.

4.11.4.

Contribution.  If there are more than one Borrower, each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement.  If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower’s Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an “Accommodation Payment”), then, unless the Agent agrees otherwise, each of the other Borrowers (each such Borrower being referred to as a “Contributing Borrower”) shall be obligated to make contribution to such Borrower (the “Paying Borrower”) in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower’s recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers.  As used herein, the term “Allocable Percentage” shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing  such Borrower’s Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

4.11.5.

Subordination.  Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

SECTION 5.  ORIGINAL TERM AND TERMINATION OF COMMITMENTS

5.1.

Original Term of Commitments.  Subject to each Lender’s right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 5.2 hereof, the Commitments shall be in effect for a period of 5 years from the date hereof, through the close of business on May 9, 2010 (the “Original Term”).

5.2.

Termination.

5.2.1.

Termination by Borrowers. Upon at least 30 days prior written notice to Agent, any Borrower may, at its option, terminate the Commitments; provided, however, no such termination by any Borrower shall be effective until Borrowers have satisfied all of those Obligations able to be satisfied through payment and executed in favor of and delivered to Borrowers, Agent and Lenders a mutual general release of all Claims that any of them may have against any other, and Borrowers have executed a written reaffirmation of Borrowers’ contractual liability for those Obligations which survive termination of this Agreement and the Commitments.  Any notice of termination given by Borrowers shall be irrevocable unless Agent otherwise agrees in writing.  Borrowers may elect to terminate the Commitments in their entirety only; provided that nothing contained herein shall affect Borrowers’ right to reduce the Commitments as provided in Section 1.1.5 of this Agreement.  No section of this Agreement, Type of Loan available hereunder or Commitment may be terminated by Borrowers singly.

5.2.2.

Effect of Termination.  On the effective date of termination of the Commitments by Agent or by Borrowers, all of the Obligations shall be immediately due and payable and Lenders shall have no obligation to make any Loans and the Letter of Credit Issuer shall have no obligation to issue any Letters of Credit.  All undertakings, agreements, covenants, warranties and representations of each Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have satisfied the Obligations to Agent and Lenders, in full.  For purposes of this Agreement, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Agent in same day funds and all Obligations that are at the time in question contingent (including all Letter of Credit Outstandings that exist by virtue of an outstanding Letter of Credit) have been fully cash collateralized in favor and to the satisfaction of Agent or Agent has received as beneficiary a direct pay letter of credit in form and from an issuing bank acceptable to Agent and providing for direct payment to Agent of all such contingent Obligations at the time they become fixed.  Upon satisfaction of the Obligations in accordance with the foregoing sentence, Agent shall promptly terminate all security interests in the Collateral and refund to Borrowers all cash collateral, if any, held by Agent.  However, if Agent has not received payment in full in same day funds, then, notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrowers and any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage.  The provisions of Sections 2.4, 2.7, 2.8, 2.9, 4.5, 4.9 and this Section 5.2.2 and all obligations of Borrowers to indemnify Agent or any Lender pursuant to this Agreement or any of the other Loan Documents shall in all events survive any termination of the Commitments.

SECTION 6.  COLLATERAL SECURITY

6.1.

Grant of Security Interest.  To secure the prompt payment and performance of all of the Obligations, each Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and Lien upon all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(i)

All Accounts;

(ii)

All Inventory;

(iii)

All Instruments;

(iv)

All Chattel Paper;

(v)

All Documents;

(vi)

All General Intangibles;

(vii)

All monies now or at any time or times hereafter in the possession or under the control of Agent or a Lender or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral in the Cash Collateral Account;

(viii)

All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vii) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to or destruction of any of the Collateral; and

(ix)

All books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of (i) through (viii) above; provided, however, Borrowers shall not be required to grant Agent a Lien on computer programs and related computer agreements and materials if the granting of such Lien would constitute a default under any agreement related thereto.

6.2.

Lien on Deposit Accounts.  During an Activation Period, Borrowers shall comply with the terms and provisions set forth in this Section 6.2.  As additional security for the payment and performance of the Obligations, each Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a security interest in and Lien upon, and hereby collaterally assigns to Agent, all of such Borrower’s right, title and interest in and to each Deposit Account of such Borrower and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited.  In connection with the foregoing, each Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Agent upon its written demand therefor made at any time upon the occurrence and during the continuation of an Event of Default and without further notice to such Borrower (such notice being hereby expressly waived), all balances in each Deposit Account maintained by Borrower with such depository for application to the Obligations then outstanding, and the rights given Agent in this Section 6.2 shall be cumulative with and in addition to Agent’s other rights and remedies in regard to the foregoing Deposit Accounts, Cash and Cash Equivalents as proceeds of Collateral.  Upon the occurrence and during the continuation of an Event of Default, each Borrower hereby irrevocably appoints Agent as such Borrower’s attorney-in-fact to collect any and all such balances to the extent any such payment is not made to Agent by such bank or other depository after demand thereon is made by Agent pursuant hereto.

6.3.

[Intentionally left blank.]

6.4.

Other Collateral.  In addition to the items of Property referred to in Section 6.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property (if any) from time to time described in any of the Security Documents as security for any of the Obligations.

6.5.

Lien Perfection; Further Assurances.  Promptly after Agent’s request therefor, Borrowers shall execute or cause to be executed and deliver to Agent such instruments, assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law to perfect (or continue the perfection of) Agent’s Lien upon the Collateral, and shall take such other action as may be reasonably requested by Agent to give effect to or carry out the intent and purposes of this Agreement.   Unless prohibited by Applicable Law, each Borrower hereby authorizes Agent to execute and file any such financing statement on such Borrower’s behalf.  The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

SECTION 7.  COLLATERAL ADMINISTRATION

7.1.

General Provisions.

7.1.1.

Location of Inventory.  As of the date hereof, all Inventory (other than Inventory in transit) is kept by Borrowers at one or more of the business locations of Borrowers set forth in Schedule 7.1.1 hereto.  Within 45 days after the end of each Fiscal Quarter, Borrowers shall provide Agent with an updated Schedule 7.1.1 setting forth the locations of Inventory (other than Inventory in transit) as of the last day of each such Fiscal Quarter.

7.1.2.

Insurance of Collateral; Condemnation Proceeds.

(i)

Each Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief and the other risks covered under the policies listed in Schedule 7.1.2, in the amounts and with the insurance companies listed in Schedule 7.1.2, which describes all insurance of Borrowers in effect on the date hereof with respect to Collateral.  Borrowers have the right to substitute valid and enforceable policies issued by any Approved Insurer so long as such policies insure the same risks and are in the same amounts.  All proceeds payable under each such policy shall be applied to reduce the Obligations, whether such proceeds are payable to Borrowers or to Agent, for application to the Obligations.  Borrowers shall deliver copies of such policies to Agent.  Each policy insuring the Collateral (except fidelity coverage against theft and malicious mischief) will (a) include a loss payee endorsement in the form attached as Exhibit M or any other loss payable endorsement reasonably satisfactory to Agent, naming Agent as sole loss payee and (b) additional insured as appropriate.  Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever (except that in the case of cancellation for non-payment of the premium, the insurer shall give 10 days’ prior written notice to Agent) and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the property in which the Collateral is stored or by the occupation of the premises for purposes more hazardous than are permitted by said policy.  If any Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge each Borrower therefor.  Each Borrower agrees to deliver to Agent, promptly as rendered, true copies of all claims and reports relating to claims submitted to insurance companies issuing policies insuring the Collateral.  For so long as no Event of Default exists, each Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by each Borrower with respect to the Collateral provided that all proceeds thereof are applied in the manner specified in this Agreement, and Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim.  At any time that an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.  Agent shall have all rights and remedies with respect to such policies of insurance on the Collateral as are provided for in this Agreement and the other Loan Documents, and consistent with the applicable insurance policies.

(ii)

Any proceeds of insurance referred to in this Section 7.1.2 shall be paid to Agent and in the case of proceeds that relate to Inventory, applied first to the payment of the Revolver Loans and then to any other Obligations outstanding,

7.1.3.

Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon any Collateral shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent’s actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers’ sole risk.

7.1.4.

Defense of Title to Collateral.  Each Borrower shall at all times defend its title to the Collateral and Agent’s Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

7.2.

Administration of Accounts.

7.2.1.

Records and Schedules of Accounts.  Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a “Sales and Collections Report” for the preceding period, in the form attached as Exhibit N.  Borrowers shall also provide to Agent on or before the 15th day of each Fiscal Month a detailed aged trial balance of all Accounts existing as of the last day of the preceding Fiscal Month, specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account so listed (“Schedule of Accounts”), and, upon Agent’s request therefor, copies of proof of delivery and a copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request.  In addition, if Accounts in an aggregate face amount in excess of $4,000,000 cease to be Eligible Accounts in whole or in part on account of discounts, disputes, returns, Insolvency Proceedings or Liens, Borrowers shall notify Agent of such occurrence promptly (and in any event within 2 Business Days) after Borrowers’ Knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence and at Borrowers’ option, Borrowers may submit an updated Borrowing Base Certificate reflecting such adjustments.  Upon the reasonable request of Agent, each Borrower shall deliver to Agent copies of invoices or invoice registers related to all of its Accounts.

7.2.2.

Discounts, Disputes and Returns.  If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts and if reasonably requested by Agent, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy.  Upon and during the continuance of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys’ fees, to Borrowers.

7.2.3.

Taxes.  If an Account of any Borrower includes a charge for any Taxes payable to any governmental taxing authority, Agent is authorized, in its sole discretion if such Borrower has failed to do so, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due by any or all Borrowers.

7.2.4.

Account Verification.  Whether or not a Default or an Event of Default exists, Agent shall have the right at any time, at reasonable intervals, to verify the validity, amount or status of any Accounts of any Borrower by mail, telephone, or other written communication.  Subject to Agent’s rights under Section 7.2.6, all such communications shall be conducted in the name of Borrower or any other entity designated by Agent (but not in the name of Agent, any Lender or any other bank or lending institution).  So long as no Default or Event of Default exists, verifications of Accounts shall be conducted at the sole cost and expense of Agent and Lenders.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

7.2.5.

Maintenance of Dominion Account.  Borrowers shall maintain at all times a Dominion Account pursuant to a lockbox or other arrangement acceptable to Agent and, in the case of such Dominion Account and lockbox arrangement, with such bank as may be selected by Borrowers and be acceptable to Agent.  Borrowers shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the Dominion Account.  Borrowers shall enter into agreements, in form satisfactory to Agent, with each bank at which a Dominion Account is maintained by which such bank shall immediately transfer to the Payment Account all monies deposited to the Dominion Account during an Activation Period.  At all times other than during an Activation Period, all monies in the Dominion Account shall be transferred to an operating account of Borrowers maintained at KeyBank or Bank.  All funds deposited in each Dominion Account shall be subject to Agent’s Lien.  Borrowers shall obtain the agreement (in favor of and in form and content satisfactory to Agent) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited to such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account.  Neither Agent nor Lenders assume any responsibility to any or all Borrowers for such lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

7.2.6.

Collection of Accounts and Proceeds of Collateral.  To expedite collection, Borrowers shall endeavor in the first instance to make collection of Borrowers’ Accounts.  All Payment Items received by any Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower as trustee of an express trust for Agent’s benefit and such Borrower shall immediately deposit same in kind in the Dominion Account.  Agent retains the right at all times during the continuance of a Default or an Event of Default to notify Account Debtors of each Borrower that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses, incurred by Agent or Lenders, including reasonable attorneys’ fees.

7.3.

Administration of Inventory.

7.3.1.

Records and Reports of Inventory.  Each Borrower shall keep accurate and complete records of its Inventory and shall furnish Agent and Lenders inventory reports respecting such Inventory in form and detail satisfactory to Agent and Lenders at such times as Agent and Lenders may request.

7.4.

Borrowing Base Certificates.  On or before the fifteenth (15th) day of each Fiscal Month after the Closing Date, Borrowers shall deliver to Agent a Borrowing Base Certificate prepared as of the last day of the prior Fiscal Month in the form attached as Exhibit O provided, however, during an Activation Period, Agent may request such Borrowing Base Certificates on a more frequent basis as determined by Agent.  All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by Borrowers and certified to Agent by

SRC, to his or her knowledge, provided that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Eligible Accounts described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve; and provided further, errors in the Borrowing Base Certificate (whether or not known to the certifying officers) shall be promptly corrected as provided in Section 7.2.1.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

8.1.

General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, each Borrower warrants and represents to Agent and Lenders that:

8.1.1.

Organization and Qualification.  Each Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 8.1.1 hereto and in all other states and jurisdictions in which the failure of any such Borrower or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

8.1.2.

Power and Authority.  Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party.  The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of any Borrower or any of its Subsidiaries; (ii) contravene the Organization Documents of any Borrower or any of its Subsidiaries; (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any such Subsidiary; (iv) result in a breach of or constitute a default under (A) any indenture or loan or credit agreement or (B) any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected the consequence of which would constitute a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

8.1.3.

Legally Enforceable Agreement.  This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and principles of equity affecting the enforcement of creditors’ rights.

8.1.4.

Capital Structure.  As of the date hereof, Schedule 8.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of incorporation and the percentage of its Equity Interests having voting powers owned by each Person, (ii) the name of each corporate Affiliate of each Borrower and the nature of the affiliation and (iii) the number of authorized and issued Equity Interests (and treasury shares) of each Borrower and each of its Subsidiaries as of the close of Borrowers’ March Fiscal Month.  As of the date hereof, each Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens.  As of the date hereof: (x) all such Equity Interests have been duly issued and are fully paid and non-assessable; and (y) since the date of the financial statements of Borrowers referred to in Section 8.1.9 hereof, no Borrower has made, or obligated itself to make, any Distribution except as shown in Schedule 8.1.4.  Except as shown in Schedule 8.1.4, neither Borrower nor any Subsidiary holds, and no shares of the capital stock of any Borrower or any Subsidiary are subject to, outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to such Equity Interests.  Except as set forth on Schedule 8.1.4 hereto, there are no outstanding agreements or instruments binding upon the holders of any Borrower’s Equity Interests relating to the ownership of its Equity Interests.

8.1.5.

Corporate Names.  During the 5-year period preceding the date of this Agreement: (a) no Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Schedule 8.1.5 hereto; and (b) except as set forth on Schedule 8.1.5, no Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

8.1.6.

Business Locations; Agent for Process.  Schedule 8.1.6 contains a true and complete list of the following information, as of the date hereof: (i) the chief executive office of each Borrower and each of its Subsidiaries including any other executive offices of Borrower and each of its Subsidiaries during the 5-year period preceding the date of this Agreement, and (ii) the agent for service of process of Borrower and each of its Subsidiaries in their respective states of organization and in the State of Georgia.  All of the plant facilities and warehouses of Borrower and its Subsidiaries effective as of the date hereof are listed on Schedule 7.1.1.

8.1.7.

Title to Properties; Priority of Liens.  As of the date hereof, each Borrower and each of its Subsidiaries has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property (other than the Collateral), including all Property reflected in the financial statements referred to in Section 8.1.9 or delivered pursuant to Section 9.1.3.  Each Borrower has good title to all Collateral in each case free and clear of all Liens except Permitted Liens.  Each Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any Collateral of such Borrower that is not a Permitted Lien.  The Liens granted to Agent pursuant to this Agreement and the other Security Documents are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Agent.

8.1.8.

Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by a Borrower with respect to any Account as of the date of the most current Borrowing Base Certificate and Schedule of Accounts submitted pursuant to Section 7.2.1.  Unless otherwise specifically stated in the Borrowing Base Certificate or Schedule of Accounts, Borrowers make each of the following warranties to Borrowers’ Knowledge (subject to the limitation in the last paragraph of this Section 8.18) as of the date of each Borrowing Base Certificate and Schedule of Accounts with respect to each Account included in the computation of the Borrowing Base:

(i)

It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

(ii)

It arises out of a completed, bona fide sale and delivery of goods (or appropriate agreement respecting storage entered into in the Ordinary Course of Business) or rendition of services by a Borrower in the Ordinary Course of its Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

(iii)

It is for a sum certain maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(iv)

Such Account, and Agent’s security interest therein, is not subject to any claims for offset (except claims for offset netted out in the computation of Eligible Accounts included in the Borrowing Base Certificate), Lien (other than Permitted Liens), deduction, defense, dispute, counterclaim or any other adverse condition except conditions in the Ordinary Course of Business or claims where the amount in controversy is immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

(v)

The contract under which such Account arose does not expressly condition or restrict a Borrower’s right to assign its right to payment thereunder to Agent, unless such Borrower has obtained the Account Debtor’s consent to such collateral assignment of rights to payment or complied with any conditions to such assignment of rights of payment (regardless of whether under the UCC or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Agent);

(vi)

Such Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower for prompt payment or otherwise in the Ordinary Course of Business and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to  (and to the extent required by) Section 7.2.1 hereof (or accounted for in the computation of Eligible Accounts included in the Borrowing Base Certificate);

(vii)

There are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of any such Account or reduce the amount payable thereunder from the face amount of the invoice with respect thereto;

(viii)

(1) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

(ix)

There are no proceedings or actions which are threatened or pending against any Account Debtor thereunder and which are reasonably likely to result in any material adverse change in the collectibility of such Account.

For purposes of determining whether an Account is an Eligible Account, the foregoing representations are made regardless of whether Borrowers’ Knowledge exists with respect to an event or condition that would constitute a breach of any of such representations.  For all other purposes of this Agreement (including the purpose of determining whether an Event of Default has occurred hereunder), the representations are only made to the extent of Borrowers’ Knowledge.

8.1.9.

Financial Statements.  As of the date hereof, the Consolidated and consolidating balance sheets of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of Borrowers for the respective periods during which a Subsidiary relationship existed) as of January 2, 2005, and the related statements of income, changes in stockholder’s equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrowers and such Persons at such dates and the results of Borrowers’ operations for such periods.  There has been no Material Adverse Effect since January 2, 2005.

8.1.10.

Full Disclosure.  The financial statements referred to in Section 8.1.9 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading.  To Borrower’s knowledge, there is no fact or circumstances in existence on the date hereof which any Borrower has failed to disclose to Agent in writing that may reasonably be expected to have a Material Adverse Effect.

8.1.11.

Solvent Financial Condition.  Each Borrower and each of its Subsidiaries is now Solvent and, after giving effect to the Loans to be made hereunder, the Letters of Credit to be issued in connection herewith and the consummation of the other transactions described in the Loan Documents, each Borrower and each of its Subsidiaries will be Solvent.

8.1.12.

Surety Obligations.  Except as set forth on Schedule 8.1.12 hereto on the date hereof, no Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person, excluding obligations entered into in the Ordinary Course of Business and excluding all leases.

8.1.13.

Taxes.  The FEIN of each Borrower and each of its Subsidiaries as of the date hereof is as shown on Schedule 8.1.13 hereto.  To Borrowers’ Knowledge, each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file (or with respect to amounts in the aggregate which are less than $1,000,000, is undertaking good faith efforts to make any such filings) and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested.  To Borrowers’ Knowledge, the provision for Taxes on the books of each Borrower and each of its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

8.1.14.

Brokers.  There are no claims against any Borrower for brokerage commissions, finder’s fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

8.1.15.

Intellectual Property.  To Borrowers’ Knowledge: (i) each Borrower and each of its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others likely to have a Material Adverse Effect; and (ii) there is no objection to, or pending or threatened Intellectual Property Claim with respect to any Borrower’s or any Subsidiary’s right to use any such Intellectual Property (and no Borrower is aware of any grounds for challenge or objection thereto) that is reasonably likely to have a Material Adverse Effect.

8.1.16.

Governmental Approvals.  To Borrowers’ Knowledge, each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except for issues relating to licenses, certificates of occupancy and other matters that are not reasonably likely to have a Material Adverse Effect.

8.1.17.

Compliance with Laws.  To Borrowers’ Knowledge, each Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law; there have been no citations, notices or orders of noncompliance issued to any Borrower or any of the Subsidiaries under any such law, rule or regulation; and no Inventory has been produced in violation of the FLSA except for items of noncompliance that are not reasonably likely to have a Material Adverse Effect.

8.1.18.

Burdensome Contracts.  No Borrower nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect.  No Borrower nor any of the Subsidiaries is a party or subject to any Restrictive Agreement, except as set forth on Schedule 8.1.18 hereto, none of which prohibit the execution or delivery of any of the Loan Documents by any Obligor or the performance by any Obligor of its obligations under any of the Loan Documents to which is a party, in accordance with the terms of such Loan Documents.

8.1.19.

Litigation.  Except as set forth on Schedule 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending or, to Borrowers’ Knowledge, threatened on the date hereof, against or affecting any Borrower or any of the Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of the Subsidiaries, (i) which relates to any of the Loan Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to any Borrower or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect.  To Borrowers’ Knowledge, no Borrower nor any of the Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

8.1.20.

No Defaults.  To Borrowers’ Knowledge, (i) no event has occurred and no condition exists which would, upon or immediately after the execution and delivery of this Agreement or any Borrower’s performance hereunder, constitute a Default or an Event of Default; and (ii) no Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt of any Borrower or a Subsidiary to any Person for Money Borrowed, except for conditions arising in the Ordinary Course of Business that will be cured within applicable cure periods and that have no Material Adverse Effect..

8.1.21.

Leases.  Schedule 8.1.21 hereto is a complete listing of each capitalized and operating lease of each Borrower and each of its Subsidiaries on the date hereof that constitutes a Material Contract.  To Borrowers’ Knowledge, each Borrower and each of its Subsidiaries is in substantial compliance with all of the material terms of each of its respective capitalized and operating leases and there is no basis upon which the lessors under any such leases could terminate same or declare such Borrower or any of its Subsidiaries in default thereunder.

8.1.22.

Pension Plans.  Except as disclosed on Schedule 8.1.22 hereto, no Borrower nor any of its Subsidiaries has any Plan on the date hereof.  Except as disclosed on Schedule 8.1.22, to Borrowers’ Knowledge (i) each Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan; no fact or situation that is reasonably likely to have a Material Adverse Effect exists in connection with any Plan; and (ii) no Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-employer Plan.

8.1.23.

Trade Relations.  To Borrowers’ Knowledge, except as disclosed in Schedule 8.1.23: (i) there exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between any Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material supplier or group of suppliers, which in either case is reasonably likely to have a Material Adverse Effect; and (ii) there exists no condition or state of facts or circumstances which is reasonably likely to have a Material Adverse Effect or prevent any Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

8.1.24.

Labor Relations.  Except as described on Schedule 8.1.24 hereto, no Borrower nor any of the Subsidiaries is a party to any collective bargaining agreement on the date hereof.  To Borrowers’ Knowledge on the date hereof, (i) there are no grievances, disputes or controversies with any union or any other organization of any Borrower’s or any Subsidiary’s employees reasonably likely to have a Material Adverse Effect, or (ii) any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

8.1.25.

Not a Regulated Entity.  No Obligor is (i) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning  of the Investment Company Act of 1940; (ii) a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

8.1.26.

Margin Stock.  No Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

8.2.

Reaffirmation of Representations and Warranties.  Each representation and warranty contained in this Article 8 shall be deemed to be reaffirmed by each Borrower on each day that Borrowers request or are deemed to have requested an extension of credit hereunder, unless Borrowers have notified Agent prior to any such extension of credit that Borrowers are no longer able to make any such representation or warranty and except for changes in the nature of a Borrower’s or, if applicable, any of its Subsidiaries’ business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Agent has consented to such changes or such changes are not violative of any provision of this Agreement.  Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

8.3.

Survival of Representations and Warranties.  All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS

9.1.

Affirmative Covenants.  For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, each Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall and shall cause each Subsidiary to:

9.1.1.

Visits and Inspections.  Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to a Borrower, to visit and inspect the Properties of such Borrower and each of its Subsidiaries, inspect, audit and make extracts from each Borrower’s and each Subsidiary’s books and records, and discuss with its officers, its employees and its independent accountants, such Borrower’s and each Subsidiary’s business, financial condition, business prospects and results of operations.  Such visits and inspections shall be at Agent’s expense except as otherwise provided in Section 2.2.3. Representatives of each Lender shall be authorized to accompany Agent on each such visit and inspection and to participate with Agent therein, but at their own expense, unless a Default or Event of Default exists.  Neither Agent nor any Lender shall have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection.

9.1.2.

Notices.  Notify Agent and Lenders in writing, within five (5) days after Borrowers’ Knowledge thereof, (i) of the commencement of any litigation affecting any Obligor or any of its Properties, whether or not the claims asserted in such litigation are considered by Borrowers to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or administrative proceeding, if determined adversely to such Obligor, would reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities; (iii) of any material default by any Obligor under or termination of any Material Contract, or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of such Obligor exceeding $3,000,000; (iv) of the existence of any Default or Event of Default; (v) of any default by any Person under any note or other evidence of Debt payable to an Obligor in an amount exceeding $3,000,000; (vi) of any judgment against any Obligor in an amount exceeding $3,000,000; (vii) of the assertion by any Person of any Intellectual Property Claim, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation by any Borrower of any Applicable Law (including ERISA, OSHA, FLSA or any Environmental Laws), the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any Environmental Release by an Obligor or on any Property owned or occupied by an Obligor which could reasonably be expected to have a Material Adverse Effect; and (x) of the discharge of Borrowers’ independent accountants or any withdrawal of resignation by such independent accountants from their acting in such capacity.  In addition, Borrowers shall give Agent at least 5 Business Days prior written notice of any Borrower’s opening of any new chief executive office.  At least 5 days prior to the execution of a purchase and sale agreement by any Borrower with respect to any proposed Acquisition, notify Agent of such proposed Acquisition and deliver to Agent copies of all acquisition documents related thereto and any other documents reasonably requested by Agent with respect thereto.

9.1.3.

Financial and Other Reporting.  Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to Agent and Lenders the following (all to  be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers’ certified public accountants concur in any change therein, such change is disclosed to Agent and is consistent with GAAP and, if required by the Required Lenders, the financial covenants set forth in Section 9.3 are amended in a manner requested by the Required Lenders to take into account the effects of such change):

(i)

as soon as available, and in any event within 90 days after the close of each Fiscal Year, audited balance sheets of Borrowers and their respective Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders’ equity and cash flow, on a Consolidated and consolidating basis, certified without material qualification by the firm of independent certified public accountants Borrowers currently engage for this purpose, or any other firm reasonably acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year.  Borrowers may, at their discretion, satisfy this requirement by delivering to Agent and Lenders a copy of its Form 10K filed with the SEC with respect to any Fiscal Year within the time period specified above;

(ii)

as soon as available, and in any event within 45 days after the end of each of the first 3 Fiscal Quarters in any Fiscal Year, excluding the last Fiscal Quarter of Borrowers’ Fiscal Year, unaudited balance sheets of Borrowers and their Subsidiaries and the related unaudited Consolidated Statements of income and cash flow in each case for such Fiscal Quarter and for the portion of Borrowers’ Fiscal Year then elapsed, on a Consolidated and consolidating basis, setting forth in each case in comparative form, the corresponding figures for the preceding Fiscal Year and for Borrowers’ projections previously delivered pursuant to Section 9.1.5, and certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such Fiscal Quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes.  Borrowers may, at their discretion, satisfy this requirement by delivering to Agent and Lenders a copy of its Form 10Q filed with the SEC with respect to any Fiscal Year within the time period specified above;

(iii)

to the extent Borrowers are subject to this provision, as soon as available, and in any event within 30 days after the end of each Fiscal Month hereafter (except information for the last Fiscal Month of any Fiscal Quarter shall be due at the time specified in subparagraph (ii) above and information for the last Fiscal Month of any Fiscal Year shall be due in preliminary form at the time specified in subparagraph (ii) above and in final form at the time specified in subparagraph (i) above), unaudited balance sheets of Borrowers and their Subsidiaries and the related unaudited Consolidated Statements of income and cash flow in each case for such month and for the portion of Borrowers’ Fiscal Year then elapsed, on a Consolidated and consolidating basis, setting forth in each case in comparative form, the corresponding figures for the preceding Fiscal Year and for Borrowers’ projections previously delivered pursuant to Section 9.1.5, and certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such Fiscal Month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes; provided, however, the Borrowers shall only be required to provide the foregoing monthly financial statements during an Activation Period;

(iv)

within 15 days after the end of each Fiscal Month, a certificate substantially in the form attached as Exhibit K, executed by the chief financial officer of SRC setting forth the average amount of Liquidity for such Fiscal Month;

(v)

within 15 days after the end of each Fiscal Month, information reasonably satisfactory to Agent supporting the information set forth in the certificate delivered pursuant to subsection (iv) above;

(vi)

not later than 15 days after each Fiscal Month, a listing of all of each Borrower’s trade payables as of the last Business Day of such Fiscal Month, specifying the name of and balance due each trade creditor, and, at Agent’s request, monthly detailed trade payable agings in the form customarily prepared by Borrowers and approved by Agent; and

(vii)

promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Borrower files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange.

Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1.3, Borrowers shall deliver to Agent and Lenders a copy of the accountants’ letter to Borrowers’ management that is prepared in connection with such financial statements and also shall cause to be prepared and shall deliver to Agent and Lenders a certificate of the aforesaid certified public accountants stating to Agent and Lenders that, based upon such accountants’ audit of the Consolidated financial statements of Borrowers and their Subsidiaries performed in connection with their examination of said financial statements, nothing came to their attention that caused them to believe that Borrowers were not in compliance with Section 9.3 hereof, or, if they are aware of such noncompliance, specifying the nature thereof, and acknowledging, in a manner satisfactory to Agent, that they are aware that Agent and Lenders are relying on such financial statements in making their decisions with respect to the Loans.  Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1.3, or more frequently if requested by Agent or any Lender during any period that a Default or Event of Default exists, Borrowers shall cause to be prepared and furnished to Agent and Lenders a Compliance Certificate executed by the chief financial officer of Borrowers.

Promptly after the sending or filing thereof, Borrowers shall also provide to Agent copies of any annual report to be filed in accordance with ERISA in connection with each Plan and such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request bearing upon or related to the Collateral or any Borrower’s and each of its Subsidiaries’ financial condition or results of operations.

9.1.4.

Landlord and Storage Agreements.  Upon the reasonable request of Agent, provide Agent with copies of:  (i) any of the existing agreements, and (ii) any future agreements, between any Borrower and any landlord, warehouseman or bailee which owns any premises at which any Collateral may, from time to time, be kept.

9.1.5.

Projections.  No later than 30 days after the end of each Fiscal Year of Borrowers, deliver to Agent and Lenders the Projections of Borrowers for the forthcoming Fiscal Year, quarter by quarter.

9.1.6.

Taxes.  Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested or, that such Taxes are in an aggregate amount of less than $1,000,000, and are filed and paid in good faith as, to Borrowers’ Knowledge, such Taxes become due.

9.1.7.

Compliance with Laws.  Comply with all Applicable Law, including ERISA, all Environmental Laws, FLSA, OSHA, and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, but only to the extent that any such failure to comply, obtain or keep in force: (i) has, to Borrowers’ Knowledge, occurred; and (ii) could be reasonably expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of any Borrower or any of its Subsidiaries, Borrowers shall, or shall cause the applicable Subsidiary to, act promptly and diligently to investigate the extent of, and to make appropriate action with respect to such Environmental Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

9.1.8.

Insurance.  In addition to the insurance required herein with respect to the Collateral, maintain, with any Approved Insurers, (i) insurance with respect to Borrowers’ Properties and business against such casualties and contingencies of such type (including product liability, workers’ compensation, or larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the business of such Borrower or such Subsidiary and (ii) business interruption insurance in an amount not less than $20,000,000.

9.1.9.

License Agreements.  Keep each License Agreement in full force and effect for so long as such Borrower has any Inventory, the manufacture, sale or distribution of which is in any manner governed by or subject to such License Agreement.

9.1.10.

Future Subsidiaries.  Cause any Domestic Subsidiary acquired or formed after the Closing Date to become a Borrower hereunder by becoming a party to a joinder agreement satisfactory to Agent.

9.2.

Negative Covenants.  For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, each Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall not and shall not permit any of its Subsidiaries to:

9.2.1.

Fundamental Changes.  (i) Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself (except for any of such transactions where SRC is the successor entity or except for mergers or consolidations of any Subsidiary with any Borrower or with any other Subsidiary; (ii) change any Borrower’s name or conduct business under any new fictitious name; or (iii) change any Borrower’s FEIN.

9.2.2.

Disposition of Collateral.  Sell, assign, lease, consign or otherwise dispose of any of the Collateral (excluding Cash and Cash Equivalents) or any interest therein to or in favor of any Person, except (i) sales of Inventory in the Ordinary Course of Business for so long as no Event of Default exists hereunder, and (ii) other sales of Collateral in connection with the sale of any division or unit of any Borrower so long as Liquidity is at least $20,000,000 immediately after giving effect to any such sale, and any required repayment is made of the Revolving Loans on account of the elimination of any Eligible Accounts from the Borrowing Base in connection with such sale.

9.2.3.

Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and their Subsidiaries.

9.2.4.

Accounting Changes.  Subject to the terms of the paragraph identified as “Accounting Terms” in Appendix A, make any significant change in accounting treatment or reporting practices, except as may be permitted or required by GAAP and/or applicable requirements of the SEC, or establish a fiscal year different from the Fiscal Year, unless Borrowers have notified Agent of any such change and complied with all disclosure and other requirements of Applicable Law.

9.2.5.

Organization Documents.  Amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way such Borrower’s or any of its Subsidiaries’ rights and obligations to enter into and perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

9.2.6.

Restrictive Agreements.  Enter into or become party to any Restrictive Agreement other than those disclosed in Schedule 8.1.18 hereto, provided that none of such disclosed restrictive provisions of any such agreements shall be amended without prior notice and the consent of Agent.

9.2.7.

Conduct of Business.  Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto or reasonably evolve therefrom.

9.2.8.

Liens.  Shall not create or permit any Liens on any of the now owned or hereafter acquired Collateral except for Permitted Liens.

9.3.

Financial Covenants.  For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrowers covenant that, unless otherwise consented to by the Required Lenders in writing, they shall comply with the following covenant upon the commencement of an Activation Period (in each case computed on a consolidated basis for SRC and its Subsidiaries, including the InSystems Subsidiaries to the extent they are Subsidiaries of SRC at the time such covenant is tested):

9.3.1.

Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.0 as of the last day of each Fiscal Month (in each case computed for the 12-month period then ending).  The foregoing covenant shall be first tested as of the last day of the first full month prior to the Activation Date for which Agent has received a monthly financial statement pursuant to Section 9.1.3(iii).  After the first applicable test date as described above, the foregoing covenant shall be tested on the last day of each Fiscal Month thereafter during the applicable Activation Period.

SECTION 10.  CONDITIONS PRECEDENT

10.1.

Conditions Precedent to Initial Credit Extensions.  Initial Lenders shall not be required to fund any Loan requested by Borrowers or otherwise extend credit to Borrowers, unless, on or before May 9, 2005, each of the following conditions has been satisfied:

10.1.1.

Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered to Agent by each of the signatories thereto (and, with the exception of the Notes, in sufficient counterparts for each Lender) and accepted by Agent and Initial Lenders and each Obligor shall be in compliance with all of the terms thereof.

10.1.2.

Liquidity.  Agent shall have determined, and Initial Lenders shall be satisfied that, immediately after Initial Lenders have made the initial Revolver Loans to be made on the Closing Date, and Borrowers have paid (or made provision for payment of) all closing costs incurred in connection with the Commitments, Liquidity is not less than $30,000,000.

10.1.3.

Evidence of Perfection and Priority of Liens.  Agent shall have received copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the Liens of Agent in the Collateral and evidence in form satisfactory to Agent and Initial Lenders that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

10.1.4.

Organization Documents.  Agent shall have received copies of the Organization Documents of SRC, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of SRC’s organization.

10.1.5.

Good Standing Certificates.  Agent shall have received such good standing certificates for SRC as agreed to by Agent and SRC.

10.1.6.

Opinion Letters.  Agent shall have received a favorable, written opinion of Dinsmore & Shohl, LLP, counsel to Borrowers, covering, to Agent’s satisfaction, the matters set forth on Exhibit F attached hereto.

10.1.7.

Insurance.  Agent shall have received copies of the property and casualty insurance policies of Borrowers with respect to the Collateral, or certificates of insurance with respect to such policies in form acceptable to Agent, and loss payable endorsements on Agent’s standard form of loss payee endorsement (a copy of which is attached as Exhibit M) naming Agent as loss payee (but only with respect to each such policy insuring the Collateral and the business interruption policy) and copies of Borrowers’ liability insurance policies, including product liability policies, together with endorsements naming Agent as an additional insured, all as required by the Loan Documents.

10.1.8.

Landlord Waivers.  Agent shall have received Landlord Waivers with respect to premises agreed to by SRC and Agent.

10.1.9.

Solvency Certificates.  Agent and Initial Lenders shall have received certificates satisfactory to them from one or more knowledgeable Senior Officers of each Borrower that, after giving effect to the financing under this Agreement each Borrower is Solvent.

10.1.10.

No Labor Disputes.  Agent shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor which Agent reasonably determines may have a Material Adverse Effect.

10.1.11.

Compliance with Laws and Other Agreements.  Agent shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

10.1.12.

No Material Adverse Change.  No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since January 2, 2005.

10.1.13.

Accounts Payable.  Agent shall have reviewed and found acceptable Borrowers’ accounts payable and vendor arrangements.

10.1.14.

Payment of Fees.  Borrowers shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses to be paid hereunder to Agent and Lenders on the Closing Date.

10.1.15.

Letter of Credit Conditions.  With respect to the issuance of any Letter of Credit on the Closing Date, each of the conditions required in connection therewith hereunder shall have been satisfied.

10.2.

Conditions Precedent to All Credit Extensions.  Lenders shall not be required to fund any Loans and the Letter of Credit Issuer shall not be required to issue any Letter of Credit, unless and until each of the following conditions has been and continues to be satisfied:

10.2.1.

No Defaults.  No Default or Event of Default exists at the time, or would result from the funding, of any Loan or other extension of credit.

10.2.2.

Satisfaction of Conditions in Other Loan Documents.  Each of the conditions precedent to funding set forth in any other Loan Document shall have been and remain satisfied as of the funding date.

10.2.3.

No Litigation.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

10.2.4.

No Material Adverse Effect.  No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

10.2.5.

Borrowing Base Certificate.  Agent shall have received each Borrowing Base Certificate required by the terms of this Agreement.

10.2.6.

Letter of Credit Conditions.  With respect to the issuance of any Letter of Credit after the Closing Date, each of the conditions required in connection therewith hereunder shall have been satisfied.

10.3.

Inapplicability of Conditions.  None of the conditions precedent set forth in Sections 10.1 or 10.2 shall be conditions to the obligation of (i) each Participating Lender to make payments to the Letter of Credit Issuer pursuant to Section 1.3.7, (ii) each Lender to deposit with Agent such Lender’s Pro Rata share of a Borrowing in accordance with Section 3.1.2, (iii) each Lender to fund its Pro Rata share of a Revolver Loan to repay outstanding Settlement Loans to Bank as provided in Section 3.1.3(ii), (iv) each Lender to pay any amount payable to Agent or any other Lender pursuant to this Agreement or (v) Agent to pay any amount payable to any Lender pursuant to this Agreement.

10.4.

Limited Waiver of Conditions Precedent.  If Lenders shall make any Loans or otherwise extend any credit to Borrowers under this Agreement or if the Letter of Credit Issuer shall issue a Letter of Credit, in each case at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Agent or Lenders), the funding of such Loan or the issuance of such Letter of Credit shall not operate as a waiver of the right of Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Agent, with the prior written consent of the Required Lenders, in writing waives the satisfaction of any condition precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

11.1.

Events of Default.  The occurrence or existence of any one or more of the following events or conditions shall constitute an “Event of Default” (each of which Events of Default shall be deemed to exist unless and until waived by Agent and Lenders in accordance with the provisions of Section 12.9 hereof):

11.1.1.

Payment of Obligations.  Borrowers shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

11.1.2.

Misrepresentations.  Any representation, warranty or other written statement to Agent or any Lender that is made by any Borrower in this Agreement or furnished in compliance with or in reference to any of the Loan Documents, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 8.2 hereof.

11.1.3.

Breach of Specific Covenants.  (i) Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 6.5, 7.2.4, 7.2.5, 7.2.6, 7.4, 9.1.1, 9.2 (other than 9.2.8) or 9.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant or (ii) any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Section 9.1.3 hereof on the date such Borrower is required to perform, keep or observe such covenant, and if Liquidity is then greater than $20,000,000, the breach of such covenant is not cured to Agent’s and the Required Lenders’ satisfaction within 3 Business Days after any such breach.

11.1.4.

Breach of Other Covenants.  Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 11.1 hereof) and the breach of such other covenant is not cured to Agent’s and the Required Lender’s satisfaction within 15 Business Days after the sooner to occur of any Senior Officer’s receipt of notice of such breach from Agent or the date of Borrowers’ Knowledge of such failure or neglect; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 15 Business Day period or which is a willful and knowing breach by any Borrower.

11.1.5.

Default Under Security Documents/Other Agreements.  Any Borrower or any other Obligor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Other Agreements or Security Documents and such default shall not have been cured within the applicable grace and cure period provided in such Other Agreements or Security Documents.

11.1.6.

Other Defaults.  There shall occur any default or event of default on the part of any Borrower or any Subsidiary under any agreement, document or instrument to which such Borrower or such Subsidiary is a party or by which such Borrower or such Subsidiary or any of their respective Properties is bound, creating or relating to any Debt (other than the

Obligations) in excess of $5,000,000 if the payment or maturity of such Debt may be accelerated in consequence of such event of default or demand for payment of such Debt may be made.

11.1.7.

Uninsured Losses.  Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance if the amount not covered by insurance exceeds $1,000,000; provided, however, the foregoing shall not constitute an Event of Default so long as Borrowers as of the date of the occurrence of any such uninsured loss have Liquidity in an amount at least equal to $20,000,000 plus the amount of such uninsured loss.

11.1.8.

Material Adverse Effect.  There shall occur any event or condition that has a Material Adverse Effect.

11.1.9.

Solvency.  Any Obligor shall cease to be Solvent.

11.1.10.

Insolvency Proceedings.  Any Insolvency Proceeding shall be commenced by any Obligor; an Insolvency Proceeding is commenced against any Obligor and any of the following events occur:  such Obligor consents to the institution of the Insolvency Proceeding against it, the petition commencing the Insolvency Proceeding is not timely controverted by such Obligor, the petition commencing the Insolvency Proceeding is not dismissed within 60 days after the date of the filing thereof (provided that, in any event, during the pendency of any such period, Lenders shall be relieved from their obligation to make Loans or otherwise extend credit to or for the benefit of Borrowers hereunder), an interim trustee is appointed to take possession of all or a substantial portion of the Properties of such Obligor or to operate all or any substantial portion of the business of such Obligor, or an order for relief shall have been issued or entered in connection with such Insolvency Proceeding; or any Obligor shall make an offer of settlement extension or composition to its unsecured creditors generally.

11.1.11.

Business Disruption; Condemnation.  There shall occur a cessation of a substantial part of the business of any Obligor for a period which may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business and such loss or revocation may be reasonably expected to have a Material Adverse Effect; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs for a period which may be reasonably expected to have a Material Adverse Effect; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out-of-Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Collateral shall be materially impaired through condemnation and, in either case, Borrowers shall not have received compensation.

11.1.12.

Change of Control.  There shall occur a Change of Control with respect to SRC or any other Borrower.

11.1.13.

ERISA.  A Reportable Event shall occur which Agent, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower or any Subsidiary in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower’s or such Subsidiary’s complete or partial withdrawal from such Plan; and any such event may be reasonably expected to have a Material Adverse Effect.

11.1.14.

Challenge to Loan Documents.  Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Agent and Lenders in accordance with the terms thereof.

11.1.15.

Judgment.  One or more judgments or orders for the payment of money in an amount that exceeds, individually or in the aggregate $1,000,000 shall be entered against any Borrower or any other Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, the foregoing shall not constitute an Event of Default so long as Borrowers after the satisfaction of any such judgment or judgments have Liquidity in an amount at least equal to $20,000,000.

11.1.16.

Criminal Forfeiture.  Any Obligor shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Obligor.

11.2.

Acceleration of the Obligations; Termination of Commitments.  Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement:

11.2.1.

Upon or at any time after the occurrence of an Event of Default (other than pursuant to Section 11.1.10 hereof) and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand each Borrower expressly waives), forthwith due and payable and Borrowers shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys’ fees and expenses if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Commitments.

11.2.2.

Upon the occurrence of an Event of Default specified in Section 11.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent to or upon any Borrower and the Commitments shall automatically terminate with the effects specified in Section 5.2.2 hereof provided, however, that, if Agent or

Lenders shall continue to make Loans or otherwise extend credit to Borrowers pursuant to this Agreement after an automatic termination of the Commitments by reason of the commencement of an Insolvency Proceeding by or against Borrowers, such Loans and other credit shall nevertheless be governed by this Agreement and enforceable against and recoverable from each Obligor as if such Insolvency Proceeding had never been instituted.

11.3.

Other Remedies.  Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written direction of the Required Lenders, shall) exercise from time to time the following rights and remedies (without prejudice to the rights of Agent or any Lender to enforce its claim against any or all Obligors):

11.3.1.

All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Agent may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

11.3.2.

The right to collect all amounts at any time payable to a Borrower from any Account Debtor or other Person at any time indebted to such Borrower.

11.3.3.

The right to take immediate possession of any of the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower, then such Borrower agrees not to charge Agent for storage thereof).

11.3.4.

The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable.  Each Borrower agrees that any requirement of notice to Borrowers or any other Obligor of any proposed public or private sale or other disposition of Collateral by Agent shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Agent may designate in said notice.  Agent shall have the right to conduct such sales on any Borrower’s or any other Obligor’s premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.  The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to any Extraordinary Expenses incurred by Agent, second to interest accrued with respect to any of the Obligations; and third, to the principal balance of the Obligations.  If any deficiency shall arise, Obligors shall remain jointly and severally liable to Agent and Lenders therefor.

11.3.5.

The right to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

11.3.6.

The right to require Borrowers to deposit with Agent funds equal to the Letter of Credit Outstandings and, if Borrowers fail promptly to make such deposit, Agent may (and shall upon the direction of the Required Lenders) advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby).  Any such deposit or advance shall be held by Agent as cash collateral to fund future payments with respect to any Letter of Credit Outstandings.  At such time as the Letter of Credit Outstandings have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

Subject to the obtaining of all necessary consents, Agent is hereby irrevocably granted a license or other right to use, without charge, any and all of each Borrower’s Intellectual Property and all of each Borrower’s computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Borrower’s rights under all licenses and all franchise agreements shall inure to Agent’s benefit.

11.4.

Setoff.  In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Agent and each Lender (and each of their respective Affiliates) is hereby authorized by Borrowers at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by Agent, such Lender or any of their Affiliates to or for the credit or the account of any Borrower against and on account of the Obligations of Borrowers arising under the Loan Documents to Agent, such Lender or any of their Affiliates, including all Loans and Letter of Credit Outstandings and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Agent or such Lender shall have made any demand hereunder, (ii) Agent, at the request or with the consent of the Required Lenders shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate.  Notwithstanding the foregoing, each of Agent and Lenders agree with each other that it shall not, without the express consent of the Required Lenders, and that it shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its setoff rights hereunder against any accounts of any Borrower now or hereafter maintained with Agent, such Lender or any Affiliate of any of them, but no Borrower shall have a claim or cause of action against Agent or any Lender for any setoff made without the consent of the Required Lenders and the validity of any such setoff shall not be impaired by the absence of such consent.  If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by Section 12.5.

11.5.

Remedies Cumulative; No Waiver.

11.5.1.

All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement between Agent or any Lender and any or all Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained.  The rights and remedies of Agent and Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Agent or any Lender would otherwise have.

11.5.2.

The failure or delay of Agent or any Lender to require strict performance by Borrowers of any provision of any of the Loan Documents or to exercise or enforce any rights, Liens, powers, or remedies under any of the Loan Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Agent and Lenders shall have been fully satisfied.  None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent or such Lender and directed to Borrowers.

11.5.3.

If Agent or any Lender shall accept performance by a Borrower, in whole or in part, of any obligation that a Borrower is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Agent or any Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Agent’s or Lender’s acceptance of such performance by a Borrower or Agent’s or Lender’s exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Agent or any Lender of any other right or remedy, unless otherwise expressly agreed in writing by Agent or such Lender, as the case may be.

SECTION 12.  AGENT

12.1.

Appointment, Authority and Duties of Agent.

12.1.1.

Each Lender hereby irrevocably appoints and designates Bank as Agent to act as herein specified.  Agent may, and each Lender by its acceptance of a Note shall be deemed irrevocably to have authorized Agent to, enter into all Loan Documents to which Agent is or is intended to be a party and all amendments hereto and all Security Documents at any time executed by any Borrower, for its benefit and the Pro Rata benefit of Lenders and, except as otherwise provided in this Section 12, to exercise such rights and powers under this Agreement and the other Loan Documents as are specifically delegated to Agent by the terms hereof and

12.1.2.

thereof, together with such other rights and powers as are reasonably incidental thereto.  Each Lender agrees that any action taken by Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by Agent or the Required Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (b) execute and deliver as Agent each Loan Document and accept delivery of each such agreement delivered by any or all Borrowers or any other Obligor; (c) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein, provided that Agent hereby appoints, authorizes and directs each Lender to act as a collateral sub-agent for Agent and the other Lenders for purposes of the perfection of all security interests and Liens with respect to a Borrower’s Deposit Accounts maintained with, and all cash and Cash Equivalents held by, such Lender; (d) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (e) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Agent with respect to any of the Collateral under the Loan Documents relating thereto, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with any Lender (or any Lender’s participants).  Unless and until its authority to do so is revoked in writing by Required Lenders, Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts (basing such determination in each case upon the meanings given to such terms in Appendix A), or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to Lenders or any other Person for any errors in judgment.

12.1.3.

Agent (which term, as used in this sentence, shall include reference to Agent’s officers, directors, employees, attorneys, agents and Affiliates and to the officers, directors, employees, attorneys and agents of Agent’s Affiliates) shall not:  (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents or (b) be required to take, initiate or conduct any litigation, foreclosure or collection proceedings hereunder or under any of the other Loan Documents except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default.  The conferral upon Agent of any right hereunder shall not imply a duty on Agent’s part to exercise any such right unless instructed to do so by the Required Lenders in accordance with this Agreement.

12.1.4.

Agent may perform any of its duties by or through its agents and employees and may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  Borrowers shall promptly (and in any event, on demand) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other Loan Documents or in the execution of any of

Agent’s duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, on demand, such Lender’s Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrowers to Agent.

12.1.5.

The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other Loan Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law.  If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the Loan Documents pursuant to or in accordance with the instructions of the Required Lenders except for Agent’s own gross negligence or willful misconduct in connection with any action taken by it.  Notwithstanding anything to the contrary contained in this Agreement, Agent shall not be required to take any action that is in its opinion contrary to Applicable Law or the terms of any of the Loan Documents or that would in its opinion subject it or any of its officers, employees or directors to personal liability; provided, however, that if Agent shall fail or refuse to take action that is not contrary to Applicable Law or to any of the terms of any of the Loan Documents even if such action in Agent’s opinion would subject it to potential liability, the Required Lenders may remove Agent and appoint a successor Agent in the same manner and with the same effect as is provided in this Agreement with respect to Agent’s resignation.

12.1.6.

Agent shall promptly, upon receipt thereof, forward to each Lender (i) copies of any significant written notices, reports, certificates and other information received by Agent from any Obligor (but only if and to the extent such Obligor is not required by the terms of the Loan Documents to supply such information directly to Lenders) and (ii) copies of the results of any field audits by Agent with respect to Borrowers.  Agent shall have no liability to any Lender for any errors in or omissions from any field audit or other examination of Borrower or the Collateral, unless such error or omission was the direct result of Agent’s willful misconduct.

12.2.

Agreements Regarding Collateral.  Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) upon the termination of the Commitments and payment or satisfaction of all of the Obligations or (ii) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if Borrowers certify to Agent that the disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry) or (iii) if approved or ratified by the Required Lenders.  Agent shall, if directed to do so by the Required Lenders, release any Lien upon any Collateral having a value of less than $5,000,000 in the aggregate during any 12-month period.  Except as expressly authorized or required by this Agreement or Applicable Law, Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders.  Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by a Borrower or is cared for, protected or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise any duty of care with respect to any of the Collateral.

12.3.

Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent.  As to any matters not expressly provided for by this Agreement or any of the other Loan Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

12.4.

Action Upon Default.  Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless it has received written notice from a Lender or any or all Borrowers specifying the occurrence and nature of such Default or Event of Default.  If Agent shall receive such a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other Loan Documents, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time.  If any Lender shall receive a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agent and the other Lenders in writing.  As provided in Section 12.3 hereof, Agent shall not be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence in connection with any action taken by it.  Before directing Agent to take or refrain from taking any action or asserting any rights or remedies under this Agreement and the other Loan Documents on account of any Event of Default, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken.  In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders.  Each Lender agrees that, except as otherwise provided in any of the Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral, or accelerate or otherwise enforce its portion of the Obligations.  Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required

Lenders.  Notwithstanding anything to the contrary set forth in this Section 12.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any Insolvency Proceeding.

12.5.

Ratable Sharing.  If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrowers hereunder (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest.  Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 12.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

12.6.

Indemnification of Agent.

12.6.1.

Each Lender agrees to indemnify and defend the Agent Indemnitees (to the extent not reimbursed by Borrowers under this Agreement, but without limiting the indemnification obligation of Borrowers under this Agreement), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Loan Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrowers are obligated to pay under Section 14.2 hereof or amounts Agent may be called upon to pay in connection with any lockbox or Dominion Account arrangement contemplated hereby) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Agent Indemnitee.

12.6.2.

Without limiting the generality of the foregoing provisions of this Section 12.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from any Borrower or any other Obligor as the result of any transaction under the Loan Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by

Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender’s Pro Rata share.

12.6.3.

Without limiting the generality of the foregoing provisions of this Section 12.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of the Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by Agent under any of the Loan Documents or in the performance of any rights, powers or remedies of Agent against any Obligor, any Account Debtor, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Loan Documents, each Lender agrees to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees such Lender’s Pro Rata share of such amount as any of the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against any of the Agent Indemnitees in defending or compromising such action, together with attorneys’ fees and other legal expenses paid or incurred by the Agent Indemnitees in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of such Agent Indemnitee.  In Agent’s discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

12.7.

Limitation on Responsibilities of Agent.  Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 hereof against any and all Claims which may be incurred by Agent by reason of taking or continuing to take any such action.  Agent shall not be liable to Lenders (or any Lender’s participants) for any action taken or omitted to be taken under or in connection with this Agreement or the other Loan Documents except as a result of actual gross negligence or willful misconduct on the part of Agent.  Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other Loan Documents.  Agent does not make to Lenders, and no Lender makes to Agent or the other Lenders, any express or implied warranty, representation or guarantee with respect to the Loans, the Collateral, the Loan Documents or any Obligor.  Neither Agent nor any of its officers, directors, agents, attorneys or employees shall be responsible to Lenders, and no Lender nor any of its officers, directors, employees, attorneys or agents shall be responsible to Agent or the other Lenders, for: (i) any recitals, statements, information, representations or warranties contained in any of the Loan Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of, any of the Loan Documents; (iii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor.  Neither Agent nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any

Obligor of any of the duties or agreements of such Obligor under any of the Loan Documents or the satisfaction of any conditions precedent contained in any of the Loan Documents.  Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.

12.8.

Successor Agent and Co-Agents.

12.8.1.

Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to each Lender and Borrowers.  Upon receipt of any notice of such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be (i) a Lender, (ii) a United States based affiliate of a Lender or (iii) a commercial bank that is organized under the laws of the United States or of any State thereof and has a combined capital surplus of at least $100,000,000 and, provided no Default or Event of Default then exists, is reasonably acceptable to Borrowers (and for purposes hereof, any successor to Bank shall be deemed acceptable to Borrowers).  Upon the acceptance by a successor Agent of an appointment to serve as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 (including the provisions of Section 12.6 hereof) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.  Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Bank shall continue to be Agent hereunder unless such successor shall resign in accordance with the provisions hereof.

12.8.2.

It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent or otherwise in any jurisdiction.  It is recognized that, in case of litigation under any of the Loan Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction Agent might be prohibited from exercising any of the powers, rights or remedies granted to Agent or Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Loan Documents, Agent may appoint an additional Person as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies.  If Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them.  Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders whether or not a Default or Event of Default then exists.  In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

12.9.

Consents, Amendments and Waivers ; Out-of-Formula Loans.

12.9.1.

No amendment or modification of any provision of this Agreement shall be effective without the prior written agreement of the Required Lenders and Borrowers, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Required Lenders; provided, however, that, (i) without the prior written consent of Agent no amendment or waiver shall be effective with respect to any provision of any of the Loan Documents (including this Section 12) to the extent such provision relates to the rights, remedies, duties or immunities of Agent; (ii) without the prior written consent of the Letter of Credit Issuer, no amendment to the provisions of Sections 1.3 and without the prior written consent of Bank, no amendment to the provisions of Section 3.1.3 shall be effective; (iii) without the prior written consent of all Lenders, no waiver of any Default or Event of Default shall be effective if the Default or Event of Default relates to Borrowers’ failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders (and, where so provided hereinafter, the written consent of Agent) as hereinafter set forth in this Section 12.9.1; and (iv) the written agreement of all Lenders (except a defaulting Lender as provided in Section 3.2 of this Agreement) shall be required to effectuate any amendment, modification or waiver that would (a) alter the provisions of Sections 2.2, 2.4, 2.6, 2.7, 2.8, 2.9, 4.6, 4.7, 4.9, 4.10, 5.1, 12, 13, 14.2, 14.3 or 14.14, (b) amend the definitions of “Pro Rata,” “Required Lenders,” “Availability Reserve,” “Borrowing Base” (and the other defined terms used in such definitions) or if the effect would be to increase the amount of Availability, any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or any provision of any of the Loan Documents regarding the Pro Rata treatment or obligations of Lenders, (c) increase or otherwise modify any of the Commitments (other than to reduce proportionately each Lender’s Commitment in connection with any overall reduction in the amount of the Commitments), (d) alter or amend (other than to increase) the rate of interest payable in respect of the Loans (except as may be expressly authorized by the Loan Documents or as may be necessary, in Agent’s judgment, to comply with Applicable Law), (e) waive or agree to defer collection of any fee, termination charge or other charge provided for under any of the Loan Documents or the unused line fee in Section 2.2.1 hereof, (f) subordinate the payment of any of the Obligations to any other Debt or the priority of any Liens granted to Agent under any of the Loan Documents to Liens granted to any other Person, except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the Ordinary Course of Business that relate to deposit accounts with such financial institutions, (g) alter the time or amount of repayment of any of the Loans or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace), (h) forgive any of the Obligations, except any portion of the Obligations held by a Lender who consents in writing to such forgiveness, or (i) release any

Obligor from liability for any of the Obligations.  No Lender shall be authorized to amend or modify any Note held by it, unless such amendment or modification is consented to in writing by all Lenders; provided, however, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this Section 12.9.1 by agreement of Borrowers and the Required Lenders even though such an amendment or modification results in an amendment or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement.  The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.  Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

12.9.2.

In connection with any proposed amendment to any of the Loan Documents or waiver of any of the terms thereof or any Default or Event of Default thereunder, no Borrower shall solicit, request or negotiate for or with respect to any such proposed amendment or waiver of any of the provisions of this Agreement or any of the other Loan Documents unless each Lender shall be informed thereof by Borrowers or Agent (to the extent known by Agent) and shall be afforded an opportunity of considering the same and supplied by Borrowers with sufficient information to enable it to make an informed decision with respect thereto.  No Borrower will, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Loan Documents unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders.

12.9.3.

Unless otherwise directed in writing by the Required Lenders, Agent may require Lenders to honor requests by Borrowers for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in Section 1.1.1 or elsewhere in this Agreement, Lenders shall continue to make Revolver Loans up to their Pro Rata share of the Commitments) and to forbear from requiring Borrowers to cure an Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Agent), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than 15 consecutive days, following which no Out-of-Formula Condition exists for at least 15 consecutive days before another Out-of-Formula Condition exists (provided, however, there shall not be more than four (4) of such 15 day Out-of-Formula Condition periods during any Fiscal Year), (ii) the amount of the Revolver Loans outstanding at any time does not exceed the aggregate of the Commitments at such time, and (iii) the Out-of-Formula Condition (including the Out-of-Formula Condition after the making of any such Revolver Loan pursuant to this Section 12.9.3)  is not known by Agent at the time in question to exceed $10,000,000; and (2) regardless of whether or not an Event of Default exists, if Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist, Lenders shall be obligated to continue making such Revolver Loans as directed by Agent only (A) if the amount of the Out-of-Formula Condition is not increased by more than $2,000,000 above the amount determined by Agent to exist on the date of discovery thereof and

(B) for a period not to exceed 5 Business Days.  In no event shall Borrowers or any other Obligor be deemed to be a beneficiary of this Section 12.9.3 or authorized to enforce any of the provisions of this Section 12.9.3.

12.10.

Due Diligence and Non-Reliance.  Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund the Loans to be made by it hereunder and to purchase participations in the Letter of Credit Outstandings pursuant to Section 1.37. hereof, and each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other Loan Documents without the intervention or participation of the other Lenders or Agent.  Each Lender hereby further acknowledges and represents that the other Lenders and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Loan Documents.  Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other Loan Documents.  Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.11.

Representations and Warranties of Lenders.  By its execution of this Agreement, each Lender hereby represents and warrants to each Borrower and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Loan Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Loan Documents to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

12.12.

The Required Lenders.  As to any provisions of this Agreement or the other Loan Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein.  Notwithstanding anything to the contrary contained in this Agreement, Borrowers shall not be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires Agent or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders; and any action taken by Agent or any Lender that requires the consent or direction of the Required Lenders as a condition to taking such action shall, insofar as Borrowers are concerned, be presumed to have been taken with the requisite consent or direction of the Required Lenders.

12.13.

Several Obligations.  The obligations and commitments of each Lender under this Agreement and the other Loan Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder.  Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Loan Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders.

12.14.

Agent in its Individual Capacity.  With respect to its obligation to lend under this Agreement, the Loans made by it and each Note issued to it, Agent shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms “Lenders,” “Required Lenders,” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender.  Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with any Borrower or any other Obligor, or any affiliate of a Borrower or any other Obligor, as if it were any other bank and without any duty to account therefor (or for any fees or other consideration received in connection therewith) to the other Lenders.

12.15.

Third Party Beneficiaries.  This Section 12 is not intended to confer any rights or benefits upon any Borrower or any other Person except Lenders and Agent, and no Person (including any or all Borrowers) other than Lenders and Agent shall have any right to enforce any of the provisions of this Section 12 except as expressly provided in Section 12.17 hereof.  As between Borrowers and Agent, any action that Agent may take or purport to take on behalf of Lenders under any of the Loan Documents shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

12.16.

Notice of Transfer.  Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Revolver Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

12.17.

Replacement of Certain Lenders.  If a Lender (“Affected Lender”) shall have (i) failed to fund its Pro Rata share of any Revolver Loan requested (or deemed requested) by Borrowers which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrowers under Section 2.7 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or (iii) delivered a notice pursuant to Section 2.6 hereof claiming that such Lender is unable to extend LIBOR Loans to Borrowers for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or any Borrower may have against such Affected Lender, any Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by a Borrower and a copy to Borrowers in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more

Eligible Assignees designated by Agent, all of such Affected Lender’s rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with Section 13 hereof.  Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand.  The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Revolver Loans owed to such Lender, together with accrued interest thereon through the date of such assignment.  Upon the replacement of any Affected Lender pursuant to this Section 12.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Loan Documents (except as provided in Section 12.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase participations in Letter of Credit Outstandings.

12.18.

Remittance of Payments and Collections.

12.18.1.

All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; provided, however, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 12:00 noon on such Business Day, then payment shall be made by 12:00 noon on the next Business Day.  Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent’s receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

12.18.2.

With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate.  In no event shall Borrowers be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

12.18.3.

If Agent pays any amount to a Lender in the belief or expectation that a related payment has been or will be received by Agent from an Obligor and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount.  If Agent determines at any time that any amount received by it under this Agreement or any of the other Loan Documents must be returned to an Obligor or paid to any other Person pursuant to any Applicable Law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other Loan Documents, Agent shall not be required to distribute such amount to any Lender.

SECTION 13.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent and Lenders and their respective successors and assigns (which, in the case of Agent, shall include any successor Agent appointed pursuant to Section 12.8 hereof), except that (i) no Borrower shall have the right to assign its rights or delegate performance of any of its obligations under any of the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3 hereof.  Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent.  Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

13.2.

Participations.

13.2.1.

Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a “Participant”) participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the Loan Documents, all amounts payable by Borrowers under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.  If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrowers and the other Lenders.

13.2.2.

Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than an amendment, modification or waiver with respect to any Loans or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Revolver Loan or Commitment, or releases from liability any Borrower or releases any substantial portion of any of the Collateral.

13.2.3.

Benefit of Set-Off.  Each Borrower agrees that each Participant shall be deemed to have the right of set-off provided in Section 11.4 hereof in respect of its participating interest in amounts owing under the Loan Documents to the same extent and subject to the same requirements under this Agreement (including Section 12.5) as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each

Lender shall retain the right of set-off provided in Section 11.4 hereof with respect to the amount of participating interests sold to each Participant.  Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in Section 11.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 12.5 hereof as if each Participant were a Lender.

13.2.4.

Notices.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent that any such notice may be required, and neither Agent nor any other Lender shall have any obligation, duty or liability to any Participant of any other Lender.  Without limiting the generality of the foregoing, neither Agent nor any Lender shall have any obligation to give notices or to provide documents or information to a Participant of another Lender.

13.3.

Assignments.

13.3.1.

Permitted Assignments.  Subject to its giving at least 2 Business Days notice to Agent and Borrowers, any Lender may, in accordance with Applicable Law, at any time assign to any Eligible Assignee all or any part of its rights and obligations under the Loan Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender’s rights and obligations under the Loan Documents with respect to the Loans and the Letter of Credit Outstandings and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its sole discretion) and integral multiples of $5,000,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender’s rights and obligations under the Loan Documents or an assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of the Commitments retained by the transferor Lender shall in no event be less than $10,000,000 (unless otherwise agreed by Agent in its sole discretion); and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  The consent of Borrowers (except upon and during the continuance of an Event of Default) and Agent shall be required prior to an assignment becoming effective with respect to an Eligible Assignee that is not a Lender or an Affiliate of a Lender (such consent of Borrowers not to be unreasonably withheld or delayed).  Nothing contained herein shall limit in any way the right of Lenders to assign all or any portion of the Loans owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, provided that in the case of this clause (ii) any payment in respect of such assigned Loans made by Borrowers to the assigning Lender in accordance with the terms of this Agreement shall satisfy Borrowers’ obligations hereunder in respect of such assigned Loans to the extent of such payment, but no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2.

Effect; Effective Date.  Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as Exhibit H hereto, together with any consents required by Section 13.3.1, and (ii) payment of a $5,000 fee to the Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment.

On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to the Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of the Lender under the Loan Documents to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Lenders or Agent shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee.  Upon the consummation of any assignment to an Eligible Assignee pursuant to this Section 13.3.2, the transferor Lender, Agent and Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.   If the transferor Lender shall have assigned all of its interests, rights and obligations under this Agreement pursuant to Section 13.3.1 hereof, such transferor Lender shall no longer have any obligation to indemnify Agent with respect to any transactions, events or occurrences that transpire after the effective date of such assignment, and each Eligible Assignee to which such transferor shall make an assignment shall be responsible to Agent to indemnify Agent in accordance with this Agreement with respect to transactions, events and occurrences transpiring on and after the effective date of such assignment to it.

13.3.3.

Dissemination of Information.  Each Borrower authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”), and any prospective Transferee, any and all information in Agent’s or such Lender’s possession concerning each Borrower, the Subsidiaries of each Borrower or the Collateral, subject to appropriate confidentiality undertakings on the part of such Transferee.

13.4.

Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.10 hereof.

SECTION 14.  MISCELLANEOUS

14.1.

Power of Attorney.  Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) and Agent, or Agent’s designee, may, without notice to such Borrower and in either such Borrower’s or Agent’s name, but at the cost and expense of Borrowers:

14.1.1.

At such time or times as Agent or said designee, in its sole discretion, may determine, endorse such Borrower’s name on any Payment Item or proceeds of the Collateral which come into the possession of Agent or under Agent’s control.

14.1.2.

At any time that an Event of Default exists: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower’s rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the

Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower’s name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use such Borrower’s stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment or any other Collateral; (xi) make and adjust claims under policies of insurance;  (xii) sign the name of such Borrower on any proof of claim in bankruptcy against Account Debtors and on notices of Liens, claims of mechanic’s Liens or assignments or releases of mechanic’s Liens securing any Accounts; (xiii) take all action as may be necessary to obtain the payment of any letter of credit or banker’s acceptance of which such Borrower is a beneficiary; and (xiv) do all other acts and things necessary, in Agent’s determination, to fulfill such Borrower’s obligations under this Agreement.

14.2.

General Indemnity.  Each Borrower hereby agrees to indemnify and defend the Indemnitees and to hold the Indemnitees harmless from and against any Claim ever suffered or incurred by any of the Indemnitees arising out of or related to this Agreement or any of the other Loan Documents, the performance by Agent or Lenders of their duties or the exercise of any of their rights or remedies under this Agreement or any of the other Loan Documents, or as a result of any Borrower’s failure to observe, perform or discharge any of its duties hereunder.  Each Borrower shall also indemnify and defend the Indemnitees against and save the Indemnitees harmless from all Claims of any Person arising out of, related to or with respect to any transactions entered into pursuant to this Agreement or Agent’s Lien upon the Collateral.  Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against or incurred by any of the Indemnitees by any Person under any Environmental Laws or similar laws by reason of any Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances.  Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Agent and Lenders, but including, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Agent or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Agent and Lenders for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith.

The foregoing indemnities shall not apply to Claims incurred by any of the Indemnitees as a direct and proximate result of their own gross negligence or willful misconduct or that arise out of any disputes arising solely out of the relationship between Agent and any Lender.

14.3.

Survival of All Indemnities.  Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of each Borrower and each Lender with respect to each indemnity given by it in this Agreement, whether given by such Borrower to Agent Indemnitees or Lender Indemnitees or by any Lender to any Agent Indemnitees, shall survive the payment in full of the Obligations and the termination of any of the Commitments.

14.4.

Modification of Agreement.  This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Agent and Lenders (or, where otherwise expressly allowed by Section 12 hereof, the Required Lenders in lieu of Agent and Lenders); provided, however, that no consent, written or otherwise, of any Borrower shall be necessary or required in connection with any amendment of any of the provisions of Sections 1.3.7, 3.1.3, 4.6 or 12 (other than Section 12.17) or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Borrowers.

14.5.

Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.6.

Cumulative Effect; Conflict of Terms.  The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement.  Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement.  Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

14.7.

Execution in Counterparts.  This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

14.8.

Consent.  Whenever Agent’s, Lenders’ or Required Lenders’ consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Agent and each Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

14.9.

Notices.  All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party’s telecopier is located, in each case addressed to the noticed party at the address shown for such party on the signature page hereof or, in the case of a Person who becomes a Lender after the date hereof, at the address shown on the Assignment and Acceptance by which such Person became a Lender.  Notwithstanding the foregoing, no notice to or upon Agent pursuant to Sections 1.3, 2.1.2, 3.1 or 5.2.2 shall be effective until after actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

14.10.

Performance of Borrowers’ Obligations.  If any Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Agent may, in its sole discretion at any time or from time to time, for Borrowers’ account and at Borrowers’ expense, pay any amount or do any act required of Borrowers hereunder or under any of the other Loan Documents or otherwise lawfully requested by Agent to enforce any of the Loan Documents or Obligations, preserve, protect, insure or maintain any of the Collateral, or preserve, defend, protect or maintain the validity or priority of Agent’s Liens in any of the Collateral, including the payment of any judgment against any Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, or any other Lien upon or with respect to any of the Collateral.  All payments that Agent may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Agent pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Agent by Borrowers on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to proceed thereafter as provided herein or in any of the other Loan Documents.

14.11.

Credit Inquiries.  Each Borrower hereby authorizes and permits Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Borrower or any Subsidiaries.

14.12.

Time of Essence.  Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

14.13.

Indulgences Not Waivers.  Agent’s or any Lender’s failure at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith.

14.14.

Entire Agreement; Appendix A, Exhibits and Schedules.  This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.  Appendix A, each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

14.15.

Interpretation.  No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having, or being deemed to have, structured, drafted or dictated such provision.

14.16.

Obligations of Lenders Several.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender.  Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other Loan Documents and it shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

14.17.

Confidentiality.  Agent and Lenders each agrees to (i) keep any proprietary, nonpublic and/or confidential information that is delivered or made available by Borrowers to it (and that is either marked confidential or that a reasonable person at the time of disclosure would assume, under the circumstances to be confidential), including information made available to Agent or any Lender in connection with a visit or investigation by any Person contemplated in Section 9.1.1 hereof, confidential from any Person other than their respective Affiliates and individuals employed or retained by Agent or such Lender who are engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Loans or Collateral (including any of their respective legal counsel, auditors or other professional advisors) and (ii) use such proprietary, nonpublic and/or confidential information of Borrowers only for the purpose of evaluating, appraising, structuring, administering, enforcing or otherwise giving professional advice with respect to any of the Loans or Collateral, and for no other purpose; provided, however, that nothing herein shall prevent Agent or any Lender from disclosing such confidential information (i) to any party to this Agreement from time to time or any Participant, (ii) pursuant the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over Agent or such Lender, (iv) which has been publicly disclosed other than by an act or omission of Agent or any Lender except as permitted herein, (v) to the extent reasonably required in connection with any litigation (with respect to any of the Loan Documents or any of the transactions contemplated thereby) to which Agent, any Lender or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedies hereunder, (vii) to any actual or proposed Participant, Assignee or other Transferee of all or part of a Lender’s rights hereunder so long as such Transferee has agreed in writing to be bound by the provisions of this Section, and (viii) to the National Association of Insurance Commissioners or any similar organization or to any nationally recognized rating agency that requires access to information about a Lender’s portfolio in connection with ratings issued with respect to such Lender.  Agent and Lenders shall each be responsible for (i) any failure by any of its Affiliates and/or individuals employed or retained by it to treat any proprietary, nonpublic and/or confidential information of Borrowers confidentially and in accordance with this Agreement, and (ii) the use by any of its Affiliates and/or individuals employed or retained by it of any such proprietary, nonpublic and/or confidential information of Borrowers for any purpose other than the purposes permitted by this Section 14.17.

14.18.

Governing Law; Consent to Forum.  This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Atlanta, Georgia.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Georgia, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Agent’s Lien upon such Collateral and the enforcement of Agent’s other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of the State of Georgia.  As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of any Borrower, any Lender or Agent, each Borrower hereby consents and agrees that the Superior Court of Cobb County, Georgia, or, at Agent’s option, the United States District Court for the Northern District of Georgia, Atlanta Division, shall have jurisdiction to hear and determine any claims or disputes among any or all of the Borrowers, Agent and Lenders pertaining to this Agreement or to any matter arising out of or related to this Agreement.  Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such Court, and each Borrower hereby waives any objection which such Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such Court.  Each Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by certified mail addressed to such Borrower at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of such Borrower’s actual receipt thereof or 3 days after deposit in the U.S. mails, proper postage prepaid.  Nothing in this Agreement shall be deemed or operate to affect the right of Agent to serve legal process in any other manner permitted by law, or to preclude the enforcement by Agent of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

14.19.

Waivers by Borrowers.  To the fullest extent permitted by Applicable Law, each Borrower waives (i) the right to trial by jury (which Agent and each Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the Loan Documents, the Obligations or the Collateral; (ii) presentment, demand and protest and notice of presentment, notice of protest, notice of default (except as required by the Loan Documents), and notices of non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Borrower may in any way be liable; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of Agent’s remedies; (iv) the benefit of all valuation and appraisement laws; and (v) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent’s and Lender’s entering into this Agreement and that Agent and Lenders are relying upon the foregoing waivers in its future dealings with Borrowers.  Each Borrower warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

IN WITNESS WHEREOF, this Agreement has been duly executed in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

BORROWER:

ATTEST:

THE STANDARD REGISTER COMPANY

/S/ KATIE A. LAMME

By:/S/ CRAIG J. BROWN

Secretary

      Name: Craig J. Brown

[CORPORATE SEAL]

      Title:  Senior VP, Treasurer and CFO

Address:

600 Albany Street

Dayton, Ohio 45408

Attention:  Craig Brown, Senior Vice President, Treasurer & Chief Financial Officer

Telecopier No.:  (937) 221-1995

LENDERS:

BANK OF AMERICA, N.A.

Commitment: $25,000,000.00

By:/S/ ANDREW A. DOHERTY

      Name: Andrew A. Doherty

      Title:  Vice President

LIBOR Lending Office:

300 Galleria Parkway, 8th Floor

Atlanta, Georgia 30339

Attention:  Andrew Doherty

Telecopier No.:  (770) 857-2947

KEYBANK NATIONAL ASSOCIATION

Commitment: $25,000,000.00

By:/S/ TIMOTHY W. KENEALY

     Name: Timothy W. Kenealy

      Title:  Vice President

LIBOR Lending Office:

127 Public Square

Cleveland, Ohio 44114

Attention:  Madhu Pandya

Telecopier No.:  (216) 689-5962

JPMORGAN CHASE BANK, N.A.

Commitment: $13,000,000.00

By:/S/ DAVID L. CAREY

      Name: David L. Carey

      Title: Vice President

LIBOR Lending Office:

120 S. LaSalle Street

Chicago, Illinois 60603

Attention:  Glenda J. Timpton

Telecopier No.:  (312) 661-0116

NATIONAL CITY BUSINESS CREDIT, INC.

Commitment: $13,000,000.00

By:/S/ WILLIAM E. WELSH, JR.

      Name: William E. Welsh, Jr.

      Title: Senior Associate

LIBOR Lending Office:

1965 E. 6th Street, Suite 400

Locator #3049

Cleveland, Ohio 44114

Attention:  Cindy Aukeman

Telecopier No.:  (216) 222-9555

THE BANK OF NEW YORK

Commitment: $8,000,000.00

By: /S/ KENNETH R. MCDONNELL

      Name: Kenneth R. McDonnell

      Title: Vice President

LIBOR Lending Office:

101 Barclay Street

New York, New York  10286

ABA #021000018

Eurodollar/Cayman Funding Area

GLA #111556

Attention:  Terry Blackburn

Telecopier No.:  (212) 635-7978/7970

FIFTH THIRD BANK

Commitment: $8,000,000.00

By: /S/ MICHAEL LOPEZ

      Name: Michael Lopez

      Title: Assistant Vice President

LIBOR Lending Office:

110 North Main Street

Dayton, Ohio 45402

Attention:  Jackie Ginn

Telecopier No.: (937) 229-8383

U.S. BANK, N.A.

Commitment: $8,000,000.00

By:/S/ RONALD D. AMOS

      Name: Ronald D. Amos

      Title: President Dayton Region

LIBOR Lending Office:

400 City Center

Oshkosh, Wisconsin 54901

Attention:  Georgia Hetue

Telecopier No.:  (920) 237-7993

AGENT:

BANK OF AMERICA, N.A.,

as Agent

By:/S/ ANDREW A. DOHERTY

      Name: Andrew A. Doherty

      Title: Vice President

Address:

300 Galleria Parkway, 8th Floor

Atlanta, Georgia 30339

Attention:  Andrew Doherty

Telecopier No.:  (770) 857-2947

APPENDIX A

GENERAL DEFINITIONS

When used in the Loan and Security Agreement dated May 9, 2005 (as at any time amended, the “Agreement”), by and among The Standard Register Company, an Ohio corporation (“SRC”), and subsidiaries of SRC hereinafter becoming a party to the Agreement pursuant to Section 9.1.10 thereof (the “Subsidiary Borrowers”) SRC and the Subsidiary Borrowers being referred to collectively as “Borrowers,” and individually as a “Borrower”), each financial institution listed on the signature pages attached thereto and its successors and assigns which become “Lenders” as provided therein (such financial institutions and their respective successors and assigns referred to collectively herein as “Lenders” and individually as a “Lender”), and Bank of America, N.A. (“Agent”), in its capacity as collateral and administrative agent for itself and the Lenders, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

Account Debtor - any Person who is or may become obligated under or on account of an Account.

Accounts - all of a Borrower’s now owned or hereafter acquired accounts and all other rights to payment for goods sold or leased or for services rendered which are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.

Accounts Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) $100,000,000 or (ii) 90% of the net amount of Eligible Accounts on such date.  As used herein, the phrase “net amount of Eligible Accounts” shall mean the face amount of such Eligible Accounts on any date less any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Eligible Accounts at such date; provided, however, if any of such amounts reduced the amount of any Eligible Account in calculating its eligibility pursuant to the definition of “Eligible Accounts”, such accounts shall not be deducted again in determining the Accounts Formula Amount.

ACH Transactions - any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of any Borrower.

Acquisition - any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any

i

Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than with a Person that is a Subsidiary); provided that a Borrower is the surviving entity.

Activation Event – (i) with respect to Sections 4.7, 6.2, 7.2.5, 7.2.6, 7.4 and 9.1.3(iii), the earlier of (A) the date Liquidity falls below $20,000,000 or (B) the date an Event of Default occurs and (ii) with respect to Section 9.3.1, the date Liquidity falls below $10,000,000.

Activation Period – (i) with respect to Sections 4.7, 6.2, 7.2.5, 7.2.6, 7.4 and 9.1.3(iii), a period of time commencing on an Activation Event relating to any such Sections and terminating on the last day of the first 90-day consecutive period thereafter during which Liquidity is at least $20,000,000 on each date during such period or (ii) with respect to Section 9.3.1, a period of time commencing with an Activation Event relating to such Section and terminating on the last day of the first 90-day consecutive period thereafter during which Liquidity is at least $10,000,000 on each date during such period.  Once an Activation Period is terminated with respect to a particular Section, a subsequent Activation Period shall commence upon the occurrence of the first Activation Event relating to such Section after such termination.

Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR Loan, an interest rate per annum (rounded upwards, to the next 1/16th of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

Adjusted Net Earnings – with respect to any fiscal period, means the net earnings (or loss) for such fiscal period of Borrowers, all as reflected on the financial statement of Borrowers supplied to Lenders pursuant to Section 9.1.3 hereof, but excluding: (i) any gain or loss arising from the sale of capital assets; (ii) any gain arising from any write-up of assets during such period; (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) earnings of any Person, substantially all the assets of which have been acquired in any manner by Borrower, realized by such Person prior to the date of such acquisition; (v) net earnings of any entity (other than a Subsidiary of Borrower) in which Borrower has an ownership interest unless such net earnings have actually been received by Borrower in the form of cash Distributions; (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of Distributions to Borrower; (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain or loss arising from the acquisition of any Securities of Borrower; and (ix) any gain or loss arising from extraordinary or non-recurring items, all as determined in accordance with GAAP.

Affiliate - a Person (other than a Subsidiary):  (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person.  For purposes hereof, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.  Except that, with respect to SRC, the applicable percentage for determining this status shall be 20%, not 10%.

Agent Indemnitees - Agent in its capacity as collateral and administrative agent for the Lenders under the Loan Documents and all of Agent’s present and future officers, directors, employees, agents and attorneys.

Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A.

Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

Applicable Margin - a percentage equal to 0.00% with respect to Revolver Loans that are Base Rate Loans, 1.50% with respect to Revolver Loans that are LIBOR Loans, 1.50% with respect to the Letter of Credit Fee Percentage and 0.375% with respect to fees payable pursuant to Section 2.2.2 to Lenders, provided that, commencing on June 1, 2005 the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased in accordance with the following pricing grid (based upon the average Liquidity for such Fiscal Month as set forth in the certificate for such Fiscal Month delivered in accordance with Section 9.1.3(iv)):

		Applicable Margin For
Level	Average Monthly Liquidity	Revolver Loans		Letter of Credit Fee Percentage	Unused Line Fee
		Base Rate	LIBOR
I	< $10,000,000	0.25%	2.50%	2.50%	0.25%
II	≥ 10,000,000 but < $20,000,000	0.00%	2.00%	2.00%	0.375%
III	≥ $20,000,000 but < $30,000,000	0.00%	1.75%	1.75%	0.375%
IV	≥ 30,000,000 but < $75,000,000	0.00%	1.50%	1.50%	0.375%
V	≥ 75,000,000	0.00%	1.25%	1.25%	0.375%

Thereafter, the Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a monthly basis according to the average amount of Liquidity of Borrowers for each Fiscal Month.  Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective on the first day of each Fiscal Month and shall be based upon the average amount of Liquidity of Borrowers for the prior Fiscal Month as set forth in the certificate delivered for such month pursuant to Section 9.1.3(iv).  If Agent has not received a certificate from Borrowers setting forth the average amount of Liquidity for any Fiscal Month within the time period specified by Section 9.1.3(iv), the Applicable Margin shall be determined at Level I until such time as such certificate is received for such Fiscal Month and any Default resulting from a failure to timely deliver such certificate is waived in writing by Agent and Lenders; provided, however, that nothing herein shall be deemed to prevent Agent and Lenders from charging interest at the Default Rate at any time that an Event of Default exists.

Approved Insurer – any independent insurer with a minimum general policyholder rating of “A” and a minimum financial rating of “7” published in Best’s Key Rating Guide and/or Best’s Insurance Reports issued by the A. M. Best Company or any successor nationally recognized rating organization.

Assignment and Acceptance - an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of Exhibit G.

Availability - on any date, the amount that Borrowers are entitled to borrow as Revolver Loans on such date, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that Agent or Lenders may have paid for the account of Borrowers pursuant to any of the Loan Documents and that have not been reimbursed by Borrowers and any outstanding Settlement Loans) is subtracted from the Borrowing Base on such date.  If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero.

Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following (without duplication):  (i) the Letter of Credit Reserve; (ii) the Bank Product Reserve; (iii) if Borrowers shall have failed to have at least 80% of the Total Value of Borrowers’ Inventory stored at Secure Locations by November 9, 2005, the Rent Reserve; and (iv)  such additional reserves as Agent in its reasonable discretion may elect to impose from time to time.

Average Availability - for any period, an amount equal to the sum of the actual amount of Availability on each day during such period, as determined by Agent, divided by the number of days in such period.

Average Revolver Loan Balance - for any period, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans and Letter of Credit Outstandings at the end of each day for the period in question and by dividing such sum by the number of days in such period.

Bank – Bank of America, N.A.

Bank Product - any financial accommodation extended to any Borrower by a Bank Product Provider (other than pursuant to the Agreement) including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

Bank Product Agreements - those agreements entered into from time to time by any Borrower with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

Bank Product Obligations - all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Borrower to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that any Borrower is obligated to reimburse to Agent or any Lender as a result of Agent or any Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to any Borrower.

Bank Product Provider – any Lender or any of its Affiliates.

Bank Product Reserve - as of any date of determination, the amount of reserves that Agent has established (based upon the Bank Product Providers’ reasonable determination of the credit exposure of any Borrower in respect of Bank Products) in respect of Bank Products then provided or outstanding.

Bankruptcy Code - title 11 of the United States Code.

Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate.  The prime rate announced by Bank is a reference rate and does not necessarily represent the lowest or best rate charged by Bank.  Bank may make loans or other extensions of credit at, above or below its announced prime rate.  If the prime rate is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

v

Board of Governors - the Board of Governors of the Federal Reserve System.

Borrowers’ Knowledge – the knowledge of Craig Brown, or any successor Chief Financial Officer, Robert M. Ginnan or any successor Corporate Controller, or Nancy L. Thomas, or any successor Senior Manager of Treasury Operations and Risk Management.

Borrowing - a borrowing consisting of Loans of one Type made on the same day by Lenders (or by Bank in the case of a Borrowing funded by Settlement Loans) or a conversion of a Loan or Loans of one Type from Lenders on the same day.

Borrowing Base - on any date of determination thereof, an amount equal to the lesser of:  (a) the aggregate amount of the Commitments on such date minus the Letter of Credit Outstandings on such date, or (b) an amount equal to (i) the sum of the Accounts Formula Amount on such date minus (ii) the Availability Reserve on such date.

Borrowing Base Certificate - a certificate, in the form attached as Exhibit O, by which Borrowers shall certify to Agent and Lenders, with such frequency as set forth in Section 7.4, the amount of the Borrowing Base as of the date of the certificate and the calculation of such amount.

Business Day - any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

Capitalized Lease Obligation - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral - cash or Cash Equivalents, and any interest earned thereon, that is deposited with Agent in accordance with the Agreement for the Pro Rata benefit of Lenders as security for the Obligations.

Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent’s name and subject to Agent’s Liens for the Pro Rata benefit of Lenders.

Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers’ acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody’s, and having a maturity within 9 months after the date of acquisition thereof.

CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq. and its implementing regulations.

Change of Control - the occurrence of any of the following events after the date of the Agreement: (a) any Person or group shall own beneficially (as defined in Rule 13d-3 of the SEC under the Exchange Act or any successor provision thereto) more than 50% of the aggregate Voting Power of SRC (other than an ownership by any Person or group who beneficially own in excess of 10% of the aggregate Voting Power of SRC on the date hereof; or (b) any “Change of Control,” “Change in Control” or similar event or circumstance, however defined or designated, under any agreement or document governing any Debt shall occur.

Chattel Paper - shall have the meaning given to “chattel paper” in the UCC to the extent such meaning relates to Inventory or Accounts.

Claims - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’, accountants’, consultants’ or paralegals’ fees and expenses), whether arising under or in connection with the Loan Documents, any Applicable Law (including any Environmental Laws) or otherwise, that may now or hereafter be suffered or incurred by a Person and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

Closing Date - the date on which all of the conditions precedent in Section 10 of the Agreement are satisfied and the initial Loans are made under the Agreement.

Collateral - all of the Property and interests in Property in which a security interest is granted in Sections 6.1 and 6.2 of the Agreement and all Property described in any of the Security Documents as security for the payment or performance of any of the Obligations.

Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in Letter of Credit Outstandings pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the heading “Commitment” on the signature pages of the Agreement or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and “Commitments” means the aggregate principal amount of the Commitments of all Lenders, the maximum amount of which shall be $100,000,000, as reduced from time to time pursuant to Section 1.1.5 hereof.

Commitment Termination Date - the date that is the soonest to occur of (i) the last day of the Original Term; (ii) the date on which a Borrower terminates the Commitments pursuant to Section 5.2 of the Agreement; or (iii) the date on which the Commitments are automatically terminated pursuant to Section 11.2 of the Agreement.

Compliance Certificate - a Compliance Certificate to be provided by Borrowers to Agent in accordance with, and in the form annexed as Exhibit E to, the Agreement, and the supporting schedules to be annexed thereto.

Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

Contingent Obligation - with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

Control or controlled by or under common control - possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of Voting Stock, by contract or otherwise, but not solely by being an officer or director of that Person); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the Equity Interests having ordinary Voting Power with respect to a corporation shall be conclusively presumed to control such corporation.

Debt -  as applied to a Person means, without duplication:  (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of Borrowers (without duplication), the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

Default Rate - on any date, a fluctuating rate per annum which is equal to (i) the Base Rate in effect for such date plus the Applicable Margin plus 2.0% with respect to the principal amount of the Obligations bearing interest as a Base Rate Loan and (ii) the applicable Adjusted LIBOR Rate in effect on such date for each LIBOR Loan outstanding plus the Applicable Margin plus 2.0%.

Deposit Accounts - all of a Person’s demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit,

maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

Document - shall have the meaning given to “document” in the UCC to the extent such meaning relates to Inventory.

Dollars and the sign $ - lawful money of the United States of America.

Domestic Subsidiary - a Subsidiary of a Borrower (other than a Subsidiary that is a Borrower) that is incorporated under the laws of a state of the United States or the District of Columbia.

Dominion Account - a special account of Agent established by Borrowers at a bank selected by Borrowers, but acceptable to Agent and Lenders in their discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

EBITDA - for any fiscal period of the Borrower, an amount equal to the sum for such fiscal period of (i) Adjusted Net Earnings, plus (ii) provision for taxes based on income to the extent deducted in the calculation of Adjusted Net Earnings, plus (iii) interest expense, to the extent deducted in the calculation of Adjusted Net Earnings, plus (iv) depreciation and amortization expense, to the extent deducted in the calculation of Adjusted Net Earnings, plus (v) extraordinary or non-recurring non-cash losses, to the extent deducted in the calculation of Adjusted Net Earnings, minus, (vi) extraordinary or non-recurring non-cash gains, to the extent added in the calculation of Adjusted Net Earnings.

Eligible Account - an Account which arises in the Ordinary Course of Business of a Borrower’s business from the sale of goods or rendition of services, is payable in Dollars, is subject to Agent’s duly perfected Lien, and is deemed by Agent, in its reasonable credit judgment, to be an Eligible Account.  Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:  (i) it arises out of a sale made or services rendered by a Borrower to a Subsidiary or an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower; (ii) it is due or unpaid more than 90 days after the original invoice date; (iii) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (iv) the total unpaid Accounts of the Account Debtor exceed 20% of the aggregate amount of all Eligible Accounts, in each case to the extent of such excess; (v) any covenant, representation or warranty contained in Section 8.18 of this Agreement with respect to such

x

Account has been breached; (vi) the Account Debtor is also a Borrower’s creditor (other than the Lenders) or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, provided that, the Accounts of any such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (vii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended business or ceased to be Solvent; (viii)  the invoice relating thereto is sent to a location outside the United States of America or Canada; (ix) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis (other than bill-and-hold transactions of the type customarily engaged in by Borrowers in the Ordinary Course of Business as of the date hereof); (x) the Account Debtor is the United States of America or any department, agency or instrumentality thereof unless (A) Borrowers have complied with all federal assignment of claims laws with respect thereto or (B) the aggregate amount of such Accounts which Borrowers have not complied with such laws shall not exceed $2,000,000 at any time; (xi) the Account Debtor is located in any state which imposes similar conditions on the right of a creditor to collect accounts receivable unless such Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in such state for the then current year; (xii) the Account Debtor is located in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xiii) the Account is subject to a Lien other than a Permitted Lien; (xiv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale or a final rendition of services (other than bill-and-hold transactions of the type customarily engaged in by Borrowers in the Ordinary Course of Business as of the date hereof); (xv) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xvi) the Account represents a progress billing or a retainage (other than the bill-and-hold transactions of the type customarily engaged in by Borrowers in the Ordinary Course of Business as of the date hereof); (xvii) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances granted by any Borrower for prompt payment or otherwise made in the Ordinary Course of Business and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xviii) the Account is an Account acquired pursuant to an Acquisition unless Agent has completed a field audit and examination with respect to such Account and has satisfied itself that such Account should be treated as an Eligible Account; (xix) a performance bond supports the obligations of a Borrower with respect to an Account; or (xx) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing.

Eligible Assignee - a Lender or a U.S. based Affiliate of a Lender; a commercial bank organized under the laws of the United States or any state that has total assets in excess of $2 billion and that is acceptable to Agent; and any other Person (except a Borrower or an Affiliate of either) approved by Agent and, unless a Default or an Event of Default exists, Borrowers (such approval by Borrowers, when required, not to be unreasonably withheld or delayed and to be deemed given by Borrowers if no objection is received by the assigning Lender and Agent from Borrowers within 2 Business Days after notice of such proposed assignment has been provided by the assigning Lender as set forth in Section 13.3 of the Agreement).

Eligible Cash – the sum of (i) cash balances on deposit in an account with Bank and/or KeyBank subject to a first priority perfected security interest in favor of Agent and (ii) up to $5,000,000 in the aggregate of cash balances and/or Cash Equivalents on deposit with Bank and/or KeyBank that are not subject to a first priority perfected security interest in favor of Agent.

Environmental Laws - all federal, state and local laws, rules, regulations, codes, ordinances, programs, permits, guidance documents promulgated by regulatory agencies, orders and consent decrees, now or hereafter in effect and relating to human health and safety or the protection or pollution of the environment, including CERCLA.

Environmental Release - a release as defined in CERCLA or under any applicable Environmental Laws.

Equipment - all of Borrower’s machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by a Borrower and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

Equity Interest - the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

ERISA - the Employee Retirement Income Security Act of 1974, and all rules and regulations from time to time promulgated thereunder.

Event of Default - as defined in Section 11 of the Agreement.

Extraordinary Expenses - all costs, expenses, fees or advances that Agent or any Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Agent’s Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Agent pursuant to Section 7.1.3 of the Agreement; (vii) the enforcement of any of the provisions of any of the Loan Documents; or (viii) any payment under a guaranty, indemnity or other payment agreement provided by Agent or (with Agent’s consent) any Lender, which is reimbursable to Agent or such Lender by Borrower pursuant to Section 2.4.2 of the Agreement.  Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any or all Borrowers or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrowers or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

Federal Funds Rate - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from 3 federal funds brokers of recognized standing selected by Agent.

Fee Letter - the fee letter agreement between Agent and Borrowers.

FEIN - with respect to any Person, the Federal Employer Identification Number of such Person.

Fiscal Month – Borrowers’ fiscal month, as shown on Borrowers’ Fiscal Calendar attached as Exhibit L, subject to revisions as permitted in Section 9.2.4.

Fiscal Quarter – Borrowers’ fiscal quarter, as shown on Borrowers’ Fiscal Calendar attached as Exhibit L, subject to the revisions as permitted in Section 9.2.4.

Fiscal Year – Borrowers’ fiscal year as shown on Borrowers’ Fiscal Calendar attached as Exhibit L, subject to revisions as permitted in Section 9.2.4.

Fixed Charge Coverage Ratio - with respect to any period of Borrowers, the following ratio of SRC and its Subsidiaries (a) EBITDA for such period plus the pension plan and restructuring expenses classified on the financial statements for such period minus the non-financed portion of Capital Expenditures made during such period plus or minus non-cash impairment expense, non-cash gains and losses on sale of assets and other non-cash non-recurring items mutually agreed between Borrowers and Agent , to (b) Fixed Charges for such period.

Fixed Charges - for any period, the sum of Borrower’s (i) interest expense on all Debt during such period, plus (ii) required principal payments on all term Debt made during such period, plus (iii) taxes paid in cash during such period, plus (iv) dividends and distributions paid in cash during such period, plus (v) the cash portion of pension plan and restructuring charges for such period.

FLSA - the Fair Labor Standards Act of 1938.

Foreign Subsidiary - a Subsidiary that is not a Domestic Subsidiary.

GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

General Intangibles – the following general intangibles of a Borrower, whether now owned or hereafter created or acquired by a Borrower, including: (i) all choses in action and causes of action except to the extent relating exclusively to equipment, real estate or intellectual property of a Borrower, (ii) all company or other business records, licenses, franchises, customer lists, permits and operational manuals relating to Accounts and Inventory; (iii) tax refund claims except claims relating exclusively to equipment, real estate or intellectual property of a Borrower, (iv) insurance refunds and premium rebates relating exclusively to business interruption insurance and insurance on the Collateral; (v) all claims under guaranties, security interests or other security held by or granted to a Borrower to secure payment of any of a Borrower’s Accounts by an Account Debtor; (vi) all rights to indemnification relating to Inventory and Accounts; and (vii) all other intangible property of a Borrower of every kind and nature excluding such other intangible property relating to equipment or real estate of a Borrower and excluding all inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, and registrations.

Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

Governmental Authority - any federal, state, municipal, national, foreign or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

Hedge Agreement - means any and all agreements, or documents now existing or hereafter entered into by any Borrower that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

Indemnified Amount - in the case of Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents; in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lenders or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents.

Indemnitees - the Agent Indemnitees and the Lender Indemnitees.

Initial Lenders – Bank, KeyBank, JPMorgan Chase Bank, N.A., National City Business Credit, Inc., The Bank of New York, Fifth Third Bank and U.S. Bank, N.A., each in its capacity as the Lenders on the date hereof.

Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

Instrument - shall have the meaning ascribed to the term “instrument” in the UCC to the extent such meaning relates to Inventory or Accounts.

Intellectual Property - Property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.

Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that a Borrower’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or other right to use any Intellectual Property of such Person.

Interest Period - shall have the meaning ascribed to it in Section 2.1.3 of the Agreement.

InSystems Subsidiaries – the entities comprising the InSystems business, i.e. Standard Register Technologies, Inc., an Ohio corporation; Standard Register Technologies Canada ULC, a Nova Scotia ULC; InSystems Corporation, a Nova Scotia ULC; InSystems Technology Limited, a U.K. entity; InSystems Technologies LTD, a Virginia limited liability company; InSystems Technology Limited, a U.K. entity; or InSystems Technology B.V., a Netherlands entity.

Inventory - all of a Borrower’s inventory, whether now owned or hereafter acquired, including all goods intended for sale or lease by a Borrower, to be furnished by a Borrower under contracts of service, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in a Borrower’s business; and all Documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by a Borrower.

KeyBank – KeyBank National Association.

Knowledge – the actual knowledge of an individual engaging in the business of Borrowers in the Ordinary Course of Business, without special investigation or inquiry.

Landlord Waiver - an agreement duly executed in favor of Agent, in form and content acceptable to Agent, by which an owner or mortgagee of premises upon which any Collateral is located agrees to waive or subordinate any Lien it may have with respect to such Collateral in favor of Agent’s Lien therein and to permit Agent to enter upon such premises and to remove such Collateral or to use such premises to store or dispose of such Collateral.

Lender Indemnitee - a Lender in its capacity as a lender under the Agreement and its present and future officers, directors, employees, agents and attorneys.

Lenders – Bank (whether in its capacity as a provider of Loans under Section 1 of the Agreement, as the provider of Settlement Loans under Section 3.1.3 of the Agreement) and any other Person who may from time to time become a “Lender” under the Agreement, and their respective successors and permitted assigns.

Letter of Credit – has the meaning specified in Section 1.3.1.

Letter of Credit Documents - any and all agreements, instruments and documents required by the Letter of Credit Issuer to be executed by any or all Borrowers or any other Person and delivered to the Letter of Credit Issuer for the issuance of such Letter of Credit.

Letter of Credit Fee Percentage - means a per annum percent equal to the Applicable Margin for LIBOR Rate Loans.

Letter of Credit Issuer – Bank.

Letter of Credit Outstandings - on any date of determination thereof, an amount equal to the sum of (i) all amounts then due and payable by any Borrower on such date by reason of any payment made on or before such date by the Letter of Credit Issuer under any Letter of Credit plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by the Letter of Credit Issuer under a letter of credit application theretofore submitted to the Letter of Credit Issuer.

Letter of Credit Reserve - at any date, the aggregate of all Letter of Credit Outstandings outstanding on such date, other than Letter of Credit Outstandings that are fully secured by Cash Collateral.

Letter of Credit Subfacility – means $15,000,000.

LIBOR Lending Office - with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on the signature page hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.

LIBOR Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

LIBOR Rate - with respect to an Interest Period, the rate per annum reported to Agent as the rate at which deposits of U.S. Dollars approximately equal in principal amount to or comparable to the amount of the LIBOR Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period.  Each determination by

Agent of any LIBOR Rate shall, in the absence of any manifest error, be conclusive.

License Agreement - any agreement between a Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower.

Licensor - any Person from whom a Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower’s manufacture, marketing, sale or other distribution of any Inventory.

Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract.  The term “Lien” shall also include reservations, exceptions, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

Liquidity – at any date, the sum of Availability plus Eligible Cash.

Loan - a Revolver Loan (and each Base Rate Loan and LIBOR Loan comprising such Loan).

Loan Account - the loan account established by each Lender on its books pursuant to Section 4.8 of the Agreement.

Loan Documents - the Agreement, the Other Agreements and the Security Documents.

Loan Year - a period commencing each calendar year on the same month and day as the date of the Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e. the first Loan Year) to commence on the date of the Agreement.

Margin Stock - shall have the meaning ascribed to it in Regulation U of the Board of Governors.

Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of SRC and its Subsidiaries (taken as a whole); and (ii) (A) has or may be reasonably expected to have any material adverse effect upon the validity or enforceability of the Agreement or any of the other Loan Documents; (B) has or may be reasonably expected to have a material adverse effect upon the value of the Collateral (considered as a whole) or on the Liens of Agent with respect to the Collateral or the priority of any such Liens; (C) materially impairs or may be reasonably expected to impair the ability of the Obligors (considered as a group) to perform their obligations under this Agreement or any of the other Loan Documents, including repayment of the Obligations when due; or (D) materially impairs or may be reasonably expected to impair the ability of Agent or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

Material Contract - an agreement to which an Obligor is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate.  Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

Money Borrowed - as applied to any Person, (i) Debt arising from the lending of money by any other Person to such Person; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Debt of such Person under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

Moody’s - Moody’s Investors Services, Inc.

Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

Notes - each Revolver Note and any other promissory note executed by Borrowers at Agent’s request to evidence any of the Obligations.

Notice of Borrowing - as defined in Section 3.1.1(i) of the Agreement.

Notice of Conversion/Continuation - as defined in Section 2.1.2(ii) of the Agreement.

Obligations - in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Loans; (ii) all Letter of Credit Outstandings and all other obligations of any Obligor to Agent or the Letter of Credit Issuer arising in connection with the issuance of any Letter of Credit; (iii) all Bank Product Obligations; and (iv) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Borrower to Agent or any Lender under or pursuant to the Agreement or any of the other Loan Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors under the Agreement or under any of the other Loan Documents.

Obligor - each Borrower and any other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Agent a Lien upon any of any of such Person’s assets to secure payment of any of the Obligations.

Ordinary Course of Business - with respect to any transaction involving any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

Organization Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

Original Term - as defined in Section 5.1 of the Agreement.

OSHA - the Occupational Safety and Hazard Act of 1970.

Other Agreements - the Notes, the Fee Letter, and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any other Obligor or any other Person and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

Out-of-Formula Condition - as defined in Section 1.1.2 of the Agreement.

Out-of-Formula Loan - a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

Participant - as defined in Section 13.2.1 of the Agreement.

Participating Lender – as defined in Section 1.3.7(i).

Payment Account - an account maintained by Agent to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

Payment Items - all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

Pending Revolver Loans - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Agent but which have not theretofore been advanced by Agent or Lenders.

Permitted Liens – Liens listed on Exhibit J.

Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a Governmental Authority.

Plan - an employee benefit plan now or hereafter maintained for employees of any or all Borrowers that is covered by Title IV of ERISA.

Pro Rata - a share of or in all Loans, participations in Letter of Credit Outstandings, liabilities, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any date shall be a percentage (expressed as a decimal, rounded to the ninth decimal place) arrived at by dividing the amount of the Commitment of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date.

Projections - Borrowers’ forecasted (a) Consolidated and consolidating balance sheets, profit and loss statements, cash flow statements, and capitalization statements, all prepared on a consistent basis with Borrowers’ historical financial statements, together with (b) appropriate supporting details and a statement of underlying assumptions, a projection of the Borrowing Base and Availability.

Properly Contested - in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor’s assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

Property - any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

Regulation D - Regulation D of the Board of Governors.

Register - the register maintained by Agent in accordance with Section 4.8.2 of the Agreement.

Rent Reserve – as of any date of determination after November 9, 2005, an amount (if applicable) reasonably determined by Agent equal to three (3) months’ rent and charges payable by Borrowers for that portion of Unsecure Locations (which if converted to Secure Locations) would enable Borrowers to have 80% of the Total Value of Borrowers’ Inventory stored at Secure Locations as of such date of determination.  Agent shall determine in its reasonable discretion the applicable Unsecure Locations for which the Rent Reserve will be calculated and the amounts payable thereunder.

Rentals - as defined in Section 9.2.13 of the Agreement.

Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

Required Lenders - at any date of determination thereof, (i) if there are three or less than three Lenders, Agent and one other Lender or (ii) if there are more than three Lenders, Lenders having Commitments representing at least 50.1% of the aggregate Commitments at such time; provided, however, that if any Lender shall be in breach of any of its obligations hereunder to Borrowers or Agent, including any breach resulting from its failure to honor its Commitment in accordance with the terms of the Agreement, then, for so long as such breach continues, the term “Required Lenders” shall mean Lenders (excluding each Lender that is in breach of its obligations under the Agreement) having Commitments representing at least 50.1% of the aggregate Commitments at such time; provided further, however, that if the Commitments have been terminated, the term “Required Lenders” shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) holding Loans (including Settlement Loans) representing at least 50.1% of the aggregate principal amount of Loans (including Settlement Loans) outstanding at such time.

Restrictive Agreement - an agreement (other than any of the Loan Documents) that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor’s or Subsidiary’s right to incur or repay Debt for Money Borrowed (including any of the Obligations); grant Liens upon any of such Obligor’s or Subsidiary’s assets (including Liens granted in favor of Agent pursuant to the Loan Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the Loan Documents); or repay any Debt owed to any Obligor.

Revolver Loan - a Loan made by Lenders as provided in Section 1.1 of the Agreement (including any Out-of-Formula Loan) or a Settlement Loan funded solely by Bank.

Revolver Note - a Revolver Note to be executed by Borrowers in favor of each Lender in the form of Exhibit A attached hereto, which shall be in the face amount of such Lender’s Commitment and which shall evidence all Revolver Loans made by such Lender to Borrowers pursuant to the Agreement.

S&P - Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc.

Schedule of Accounts - as defined in Section 7.2.1 of the Agreement.

SEC - Securities and Exchange Commission.

Secure Locations –Inventory locations (i) which are owned by Borrowers, (ii) which are leased by Borrowers and the landlords of such leased locations have executed Landlord Waivers in favor of Agent and (iii) which consist of the locations of warehousemen, bailees or processors and Agent has received from such warehousemen, bailees or processors acceptable Lien Waiver Agreements.

Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

Security Documents - all instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

Senior Officer - the chairman of the board of directors, the president or the chief financial officer of, or in-house legal counsel to a Borrower.

Settlement Date - as defined in Section 3.1.3(i) of the Agreement.

Settlement Loan - as defined in Section 3.1.3(ii) of the Agreement.

Settlement Report - a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolver Loans as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person’s Debts (including contingent Debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code.

Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D).  Such reserve percentage shall include those imposed pursuant to Regulation D.  The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

Subsidiary - any Person in which more than 50% of its outstanding Voting Stock or more than 50% of all Equity Interests is owned directly or indirectly by a Borrower, by one or more other Subsidiaries of a Borrower or by a Borrower and one or more other Subsidiaries.  The InSystems Subsidiaries shall not be considered Subsidiaries for purposes of this Agreement except for Sections 9.1.3, 9.2.3 and Section 9.3 and any other Section where such inclusion is expressly noted.

Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

Transferee - as defined in Section 13.3.3 of the Agreement.

Type - any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Base Rate Loan.

UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

Unsecure Locations – Inventory locations which are not Secure Locations.

Unused Letter of Credit Subfacility means an amount equal to $15,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

Unused Line Fee Percentage - means a per annum percent equal to the Applicable Margin for calculation of the unused line fee.

Value of Borrowers’ Inventory – the sum of: (i) the balance sheet value of all work in process and raw materials; plus (ii) the sell value of all finished goods.

Voting Power - with respect to any Person, the power ordinarily (without the occurrence of a contingency) to elect the members of the board of directors (or Persons performing similar functions) of such Person.

Voting Stock - Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions.

Accounting Terms.  Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations under the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and the Subsidiaries heretofore delivered to Agent and Lenders and using the same method for inventory valuation as used in such audited financial statements, except for any change required by GAAP or permitted under Section 9.2.4; provided, however, that for purposes of determining Borrowers’ compliance with financial covenants contained in Section 9.3 of the Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of the Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 8.1.9 of the Agreement.

Other Terms.  All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

Certain Matters of Construction.  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”  The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any of the Loan Documents shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to “including” and “include” shall be understood to mean “including, without limitation” (and, for purposes of the Agreement and each other Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in the Agreement.  A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Agent pursuant to the Agreement or, in the case of a Default,  is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender.  Whenever the phrase to the best of Borrower’s Knowledge or words of similar import relating to the knowledge or awareness of Borrowers are used herein, such phrase shall mean and refer to Borrowers’ Knowledge as previously defined.

EXHIBIT A

FORM OF REVOLVER NOTE

May ___, 2005

U.S. $__________.__

FOR VALUE RECEIVED, the undersigned, The Standard Register Company, an Ohio corporation (hereinafter referred to as “Borrower”), hereby unconditionally promises to pay to the order of                                      (herein, together with any subsequent holder hereof, called the “Holder”) the principal sum of $_______________ or such lesser sum as may constitute Holder's Pro Rata share of the outstanding principal amount of all Revolver Loans pursuant to the terms of the Loan Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to Section 4.2 of the Loan Agreement, in strict accordance with the terms thereof.  Borrower likewise unconditionally promises to pay to Holder interest from and after the date hereof on Holders’ Pro Rata share of the outstanding principal amount of Revolver Loans at such interest rates, payable at such times, and computed in such manner as are specified in Section 2.1 of the Loan Agreement, in strict accordance with the terms thereof.

This Revolver Note (“Note”) is issued pursuant to, and is one of the “Revolver Notes” referred to in, the Loan and Security Agreement dated May __, 2005 (as the same may be amended from time to time, the “Loan Agreement”), among Borrower, Bank of America, N. A., as collateral and administrative agent (in such capacity, “Agent”) for itself and the financial institutions from time to time parties thereto as lenders (“Lenders”), and such Lenders, and Holder is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith.  All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

The repayment of the principal balance of this Note is subject to the provisions of Section 4.2 of the Loan Agreement.  The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the Commitments as set forth in Section 5.2 of the Loan Agreement.

All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Loan Agreement.

Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section 2.1.5 of the Loan Agreement.  Borrower  agrees to pay, and save Holder harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys’ fees, if this Note is collected by or through an attorney-at-law.

All principal amounts of Revolver Loans made by Holder to Borrower pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrower until paid in accordance with the terms of this Note and the Loan Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrower or inadvertently received by Holder, such excess sum shall be, at Borrower’s option, returned to Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest.  It is the intent hereof that Borrower not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

Time is of the essence of this Note.  To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.  No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy.  Holder, at its option, may enforce its rights against any Collateral securing this Note without Agent or Holder enforcing its rights against Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower.  Borrower agrees that, without releasing or impairing Borrower’s liability hereunder, Holder or Agent may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights of Holder and obligations of Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.  This Note is intended to take effect as an instrument under seal under Georgia law.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal and delivered by its duly authorized officers on the date first above written.

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ATTEST:

BORROWER:

By:
Secretary
[CORPORATE SEAL]	Title:

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